Exhibit 99




                        PG&E CORPORATION
                     RETIREMENT SAVINGS PLAN


            (AMENDED AND RESTATED AS OF JUNE 1, 1999)

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                        TABLE OF CONTENTS

1.   ELIGIBILITY                                               1
2.   PARTICIPATION                                             2
3.   EMPLOYEE CONTRIBUTIONS                                    2
4.   EMPLOYER CONTRIBUTIONS                                    3
5.   ROLLOVER CONTRIBUTIONS                                    5
6.   LIMITATIONS                                               5
7.   SELECTION OF INVESTMENT FUNDS                            12
8.   PG&E CORPORATION  STOCK FUND  (EMPLOYEE STOCK OWNERSHIP
     PLAN)                                                    12
9.   LARGE COMPANY STOCK INDEX FUND (LCSF)                    15
10.  SMALL COMPANY STOCK INDEX FUND (SCSF)                    15
11.  INTERNATIONAL STOCK INDEX FUND (ISF))                    15
12.  STABLE VALUE FUND (SVF)                                  15
13.  BOND INDEX FUND (BIF)                                    15
14.  MUTUAL FUND WINDOW                                       15
15.  CONSERVATIVE ASSET ALLOCATION FUND (CAAF)                15
16.  MODERATE ASSET ALLOCATION FUND (MAAF)                    16
17.  AGGRESSIVE ASSET ALLOCATION FUND (AAAF)                  16
18.  VALUE OF NON-PG&E CORPORATION STOCK FUND UNITS           16
19.  EXCHANGE OF INVESTMENT FUND BALANCES                     16
20.  PARTICIPANT ACCOUNTS                                     17
21.  VESTING                                                  17
22.  IDENTIFICATION OF SOURCE                                 17
23.  ACCOUNT STATEMENTS                                       17
24.  LOAN ADMINISTRATION                                      18
25.  CONDITIONS OF LOANS                                      18
26.  ACCOUNTING FOR LOANS                                     19
27.  DISTRIBUTION TO PARTICIPANT WITH LOAN                    20
28.  CALL FEATURE                                             20
29.  WITHDRAWAL DURING SERVICE                                20
30.  TERMINATION OF PARTICIPATION                             23
31.  DISTRIBUTION OF PLAN BENEFITS                            24

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                        TABLE OF CONTENTS
                           (continued)

32.  DIRECT ROLLOVERS                                         25
33.  COMPANY'S POWERS AND DUTIES                              25
34.  FUNDING AND INVESTMENT PROVISIONS                        25
35.  ADMINISTRATION                                           26
36.  CLAIMS AND APPEALS PROCEDURE                             26
37.  QUALIFIED DOMESTIC RELATIONS ORDERS                      27
38.  LOST PARTICIPANT OR BENEFICIARY                          28
39.  BENEFITS ARE NOT ASSIGNABLE                              28
40.  FACILITY OF PAYMENT                                      28
41.  MILITARY SERVICE                                         28
42.  FUTURE OF THE PLAN                                       28
43.  DEFINITIONS                                              29
SPECIAL PROVISION A                                           41
APPENDIX A                                                    46

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                        PG&E CORPORATION
                     RETIREMENT SAVINGS PLAN
                     -----------------------

This is the controlling and definitive statement of the PG&E CORPORATION(1) Retirement Savings Plan in effect on and after June 1, 1999, except as provided otherwise in this PLAN document. The PLAN, which covers ELIGIBLE EMPLOYEES of the COMPANY and other participating EMPLOYERS, is a restatement of the PREDECESSOR PLAN and is intended to (i) evidence the transfer of sponsorship of the PLAN from Pacific Gas and Electric Company to the COMPANY, and (ii) merge into the PLAN certain other defined contribution retirement plans previously sponsored by participating EMPLOYERS (a MERGED PLAN) as of the PLAN EFFECTIVE DATE. The PLAN is intended to satisfy all applicable requirements of (i) the Internal Revenue CODE and its regulations as a stock bonus plan (within the meaning of CODE Section 401(a)) which includes a qualified cash or deferred arrangement (within the meaning of CODE Section 401(k)) and which contains a component effective as of June 1, 1999, that consists of both a stock bonus plan and an EMPLOYEE STOCK OWNERSHIP PLAN intended to qualify under Sections 401(a) and 4975(e)(7) of the CODE and designed to invest primarily in stock of PG&E CORPORATION, and (ii) ERISA, including
Section 404(c) thereof and all applicable regulations issued by the United States Department of Labor. The PLAN may be amended retroactively in order to meet such applicable statutory requirements.

The PLAN is maintained for the exclusive benefit of participants or their BENEFICIARIES, and contributions or benefits under the PLAN do not discriminate in favor of HIGHLY COMPENSATED EMPLOYEES. Unless specified otherwise in this PLAN document, the provisions of the PLAN, as amended and restated, are effective as of June 1, 1999.



                  ELIGIBILITY AND PARTICIPATION
                  -----------------------------

1.   Eligibility
     -----------

     (a) All EMPLOYEES who were participants as of the day before the PLAN EFFECTIVE DATE in the PREDECESSOR PLAN or a MERGED PLAN shall automatically become ELIGIBLE EMPLOYEES for all purposes under the PLAN on the PLAN EFFECTIVE DATE.

     (b) An EMPLOYEE who is not an ELIGIBLE EMPLOYEE pursuant to Subsection 1(a) shall become an ELIGIBLE EMPLOYEE upon commencement of employment for all purposes under the PLAN except MATCHING
          EMPLOYER CONTRIBUTIONS as described in Subsection
          4(a).

     (c) Except as provided otherwise in Subsection 1(d) below, an EMPLOYEE who is not an ELIGIBLE EMPLOYEE pursuant to Subsection 1(a) shall become an ELIGIBLE EMPLOYEE for purposes of MATCHING
          EMPLOYER CONTRIBUTIONS as described in Subsection
          4(a) after completing twelve (12) months of SERVICE, as defined in Section 43.


--------------------
(1) Words in all capitals are defined in Section 43.

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     (d)  An EMPLOYEE who is not an ELIGIBLE EMPLOYEE pursuant to
          Subsection 1(a) and who was hired by an EMPLOYER prior to the PLAN EFFECTIVE DATE shall become an ELIGIBLE EMPLOYEE for purposes of MATCHING EMPLOYER
          CONTRIBUTIONS as described in Subsection 4(a) after completing the shorter of (i) the eligibility period required for matching employer contributions under the MERGED PLAN or PREDECESSOR PLAN of such EMPLOYEE's EMPLOYER, or (ii) one YEAR of SERVICE, as defined in
          Section 43.

     (e) Once eligibility occurs as provided herein, it continues as long as the EMPLOYEE remains an EMPLOYEE and SERVICE continues.

2.   Participation
     -------------

     (a) Each EMPLOYEE shall become a PLAN participant within thirty (30) days after becoming an ELIGIBLE EMPLOYEE pursuant to
          Subsections 1(a) or 1(b) with respect to the allocation of BASIC EMPLOYER CONTRIBUTIONS as provided in Subsection 4(b) and the creation of a participant account as described in Section 20.

     (b) An ELIGIBLE EMPLOYEE shall become a contributing participant within the meaning of Section 3 within thirty (30) days after providing NOTICE to the PLAN ADMINISTRATOR of the ELIGIBLE EMPLOYEE's election to participate and to be bound by the terms of the PLAN. Through such NOTICE, the ELIGIBLE EMPLOYEE shall:

          (1)  authorize the EMPLOYER to reduce his COVERED
               COMPENSATION by a stated percentage and to contribute such amount to the PLAN as a PRE-
               TAX CONTRIBUTION; and/or

          (2) elect to make AFTER-TAX CONTRIBUTIONS, if any, to the PLAN; and

          (3) instruct the PLAN ADMINISTRATOR as to the manner in which EMPLOYEE contributions and BASIC EMPLOYER CONTRIBUTIONS are to be invested.



                          CONTRIBUTIONS
                          -------------

3.   Employee Contributions

     To become a contributing participant, an ELIGIBLE EMPLOYEE must make PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, or a combination of both to the PLAN through payroll deduction. All contributions withheld by the EMPLOYER from COVERED COMPENSATION are paid over to the TRUSTEE no later than the 15th day of the month which follows the month in which the related COVERED COMPENSATION was paid, unconditionally credited to the participant's account and invested in accordance with the participant's instructions.

     (a) PRE-TAX CONTRIBUTIONS. A PRE-TAX CONTRIBUTION is an election to defer the receipt of a specified whole percentage of COVERED

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          COMPENSATION which
          would otherwise be currently payable to a participant. The EMPLOYER shall reduce the participant's COVERED COMPENSATION by an amount equal to the percentage of the PRE-TAX CONTRIBUTION elected by the participant. Under current law, PRE-TAX CONTRIBUTIONS deferred by a participant under the PLAN are not subject to federal or state income tax until actually withdrawn or distributed from the PLAN. The sum of all PRE-TAX CONTRIBUTIONS and AFTER-TAX CONTRIBUTIONS made by a participant may not exceed 16 percent of the participant's COVERED COMPENSATION.

     (b) FLEXDOLLARS. For PLAN YEARS beginning before January 1, 2000, by giving NOTICE, a participant in an EMPLOYER's Flex Plan may elect to have any unused FLEXDOLLARS contributed to this PLAN. Any FLEXDOLLARS contributed to this PLAN shall be deemed PRE-TAX CONTRIBUTIONS and shall be subject to all restrictions and limitations applicable to PRE-TAX CONTRIBUTIONS. FLEXDOLLAR contributions shall not be eligible for MATCHING EMPLOYER CONTRIBUTIONS as described in
          Section 4. A participant may not elect to have unused FLEXDOLLARS contributed to this PLAN for PLAN YEARS beginning on or after January 1, 2000.

     (c) AFTER-TAX CONTRIBUTIONS. AFTER-TAX CONTRIBUTIONS differ from PRE-TAX CONTRIBUTIONS in that a participant has already paid taxes on the amounts contributed to the PLAN or the PREDECESSOR PLAN. AFTER-TAX CONTRIBUTIONS must be made in whole percentages of COVERED COMPENSATION, and the sum of all PRE-TAX CONTRIBUTIONS and AFTER-TAX CONTRIBUTIONS made by a participant may not exceed
          16 percent of the participant's COVERED COMPENSATION.

     (d)  Changing Contributions.  By giving NOTICE to the
          PLAN ADMINISTRATOR, a participant may direct the PLAN ADMINISTRATOR to cease or resume making contributions or to change the rate of contributions. Any such change shall become effective within thirty (30) days of receipt by the PLAN ADMINISTRATOR of such NOTICE.

4.   Employer Contributions
     ----------------------

     (a) Each and every time a participant makes PRE-TAX CONTRIBUTIONS or AFTER-TAX CONTRIBUTIONS to the PLAN eligible for MATCHING EMPLOYER CONTRIBUTIONS, the COMPANY shall make a MATCHING EMPLOYER CONTRIBUTION to the PLAN in cash or in whole shares of COMMON STOCK, or partly in both, which shall be invested in the PG&E CORPORATION STOCK FUND. The COMPANY shall charge to each EMPLOYER its appropriate share of MATCHING EMPLOYER CONTRIBUTIONS, which in turn shall be determined according to one of the schedules provided in Subsections 4(a) (1) or (2) as follows:

          (1) If an EMPLOYEE is accruing service under a defined benefit pension plan sponsored by an EMPLOYER, MATCHING EMPLOYER CONTRIBUTIONS shall be limited to an amount equal to three-quarters of the aggregate participant contributions

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               eligible for MATCHING EMPLOYER
               CONTRIBUTIONS under the provisions of this Subsection 4(a)(1). Although a participant who is an EMPLOYEE of such an EMPLOYER may elect to defer up to 16 percent of COVERED
               COMPENSATION to the PLAN as Section 401(k) and/or AFTER-TAX CONTRIBUTIONS, the maximum amount of such a participant's PRE-TAX
               CONTRIBUTIONS and/or AFTER-TAX CONTRIBUTIONS eligible for MATCHING EMPLOYER CONTRIBUTIONS shall be one of the following percentages of COVERED COMPENSATION:

               a)   up to 3 percent, for participants with
                    at least one but less than three years
                    of SERVICE;

               b) up to 6 percent, for participants with at least three years of SERVICE; or

               c) for a participant who is absent from work and receiving COVERED COMPENSATION as of the PLAN
                    EFFECTIVE DATE, (1) the percentage calculated under this Subsection 4(a)(1) a) or b), whichever is applicable, or (2) in the event that a participant had so elected prior to the PLAN
                    EFFECTIVE DATE, the dollar amount which was eligible for MATCHING EMPLOYER CONTRIBUTIONS immediately before the participant's absence began.

          (2) For an EMPLOYEE who is not accruing service under a defined benefit pension plan sponsored by an EMPLOYER, MATCHING EMPLOYER CONTRIBUTIONS shall be an amount equal to 100 percent of the aggregate participant contributions eligible for MATCHING EMPLOYER CONTRIBUTIONS under the provisions of this Subsection 4(a)(2). Although a participant who is an EMPLOYEE of such an EMPLOYER may elect to defer up to 16 percent of COVERED COMPENSATION to the PLAN as Section 401(k) and/or AFTER-TAX CONTRIBUTIONS, the maximum amount of such a participant's PRE-TAX CONTRIBUTIONS and/ or AFTER-TAX CONTRIBUTIONS eligible for MATCHING EMPLOYER CONTRIBUTIONS shall be 5 percent.(2)

     (b) For an EMPLOYEE who is not accruing service under a defined benefit plan sponsored by an EMPLOYER, the COMPANY shall make a BASIC EMPLOYER CONTRIBUTION, which shall be allocated to the ACCOUNT of each such ELIGIBLE EMPLOYEE in an amount equal to 5 percent of each such ELIGIBLE EMPLOYEE's COMPENSATION for such PLAN YEAR. The COMPANY shall charge to each EMPLOYER its appropriate share of BASIC EMPLOYER CONTRIBUTIONS.

--------------------
(2) With respect to a Valero heritage employee who is eligible to receive a MATCHING EMPLOYER CONTRIBUTION of 6 percent under a MERGED PLAN, a MATCHING EMPLOYER CONTRIBUTION shall be allocated to the ACCOUNT of such an ELIGIBLE EMPLOYEE equal to 6 percent of such ELIGIBLE EMPLOYEE's COMPENSATION earned through July 31, 1999. Thereafter, the MATCHING EMPLOYER CONTRIBUTION allocated to the ACCOUNTS of such EMPLOYEES will be subject to the 5 percent allocation rate of Section 4(a)(2).

     (c) Investment of EMPLOYER CONTRIBUTIONS. All MATCHING EMPLOYER CONTRIBUTIONS made to the PLAN shall be invested by the TRUSTEE in the PG&E CORPORATION STOCK FUND. BASIC EMPLOYER CONTRIBUTIONS will be directed in accordance with a participant's INVESTMENT FUND directions as described in
          Subsection 2(b)(3).

5.   Rollover Contributions
     ----------------------

     (a) With the approval of the PLAN ADMINISTRATOR, an ELIGIBLE EMPLOYEE may make a rollover to the PLAN in cash equal to an amount which constitutes all or part of an eligible rollover distribution (as defined in CODE Section 402(c)(4)). However, a direct or indirect transfer to this PLAN from another qualified plan shall not be permitted if such transfer would subject this PLAN to the qualified joint and survivor rules of CODE Section 401(a)(11). The PLAN ADMINISTRATOR shall develop such procedures and may require such information from the individual who is requesting to make a rollover to the PLAN, as necessary or desirable in order to determine that the proposed rollover shall meet the requirements of this Section 5; provided, however, that the EMPLOYER, the PLAN ADMINISTRATOR, and the TRUSTEE have no responsibility for determining the propriety of, proper amount or time of, or status as a tax-free transaction of any transfers. The PLAN ADMINISTRATOR in its discretion may direct the return to the participant (or the transfer to another TRUSTEE or custodian designated by the participant) of any ROLLOVER CONTRIBUTION and any earnings thereon to the extent the PLAN ADMINISTRATOR determines that such return may be necessary to ensure the continued qualification of this PLAN under CODE
          Section 401(a).

     (b) A rollover shall be credited to the participant's account and shall be recorded separately as a ROLLOVER CONTRIBUTION by the PLAN ADMINISTRATOR as soon as practicable following the receipt thereof by the TRUSTEE.

     (c) ROLLOVER CONTRIBUTIONS may be directed for investment in any INVESTMENT FUND.

6.   Limitations
     -----------

     (a)  Average Deferral Percentage Limitation.  In any
          PLAN YEAR, the average rate of PRE-TAX
          CONTRIBUTIONS as a percentage of compensation for all participating HIGHLY COMPENSATED ELIGIBLE
          EMPLOYEES shall not exceed the larger of:

          (1) the average rate of PRE-TAX CONTRIBUTIONS as a percentage of compensation for all other participating ELIGIBLE EMPLOYEES for the preceding PLAN YEAR multiplied by
               125 percent; or

          (2)  the lesser of:

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               a)   the average rate of PRE-TAX
                    CONTRIBUTIONS as a percentage of
                    compensation for all other participating
                    ELIGIBLE EMPLOYEES for the preceding
                    PLAN YEAR multiplied by 2; or

               b)   the average rate of PRE-TAX
                    CONTRIBUTIONS as a percentage of
                    compensation for all other participating
                    ELIGIBLE EMPLOYEES for the preceding
                    PLAN YEAR plus 2 percentage points, or
                    such lesser amount as the Secretary of
                    the Treasury may prescribe in order to
                    prevent the multiple use of this
                    alternative limitation with respect to
                    any HIGHLY COMPENSATED participant.  If
                    multiple use of the alternative
                    limitation occurs with respect to the
                    Average Deferral Percentage Limitation
                    and Average Contribution Percentage
                    Limitation in this PLAN, it shall be
                    corrected in the manner described in
                    Subsection 6(c), below.

          The average rate of PRE-TAX CONTRIBUTIONS for a PLAN YEAR for a designated group of ELIGIBLE EMPLOYEES shall be the average of the ratios, calculated separately for each participating ELIGIBLE EMPLOYEE in the group, of the amount of PRE-TAX CONTRIBUTIONS made by each EMPLOYEE for the PLAN YEAR or preceding PLAN YEAR, as applicable, to the EMPLOYEE's compensation for such PLAN YEAR or preceding PLAN YEAR, as applicable. For purposes of calculating the Average Deferral Percentage Limitation for a PLAN YEAR beginning on or after January 1, 1997 (under this PLAN or the PREDECESSOR PLAN, as applicable) for that group of participating ELIGIBLE EMPLOYEES who are not HIGHLY COMPENSATED, the EMPLOYEE BENEFIT COMMITTEE may elect to use the average rate of PRE-TAX CONTRIBUTIONS as a percentage of compensation determined for such group for the current PLAN YEAR rather than the preceding PLAN YEAR, provided that any such election may not subsequently be changed except as provided by the Secretary of the Treasury. As used in this Subsection 6(a)(2), compensation shall mean compensation paid by an EMPLOYER to the participant during the PLAN YEAR which is required to be reported as wages on the participant's Form W-2 and shall also include compensation which is not currently includable in the participant's gross income by reason of the application of CODE
          Section 125 and Section 402(e)(3).

          For purposes of this Subsection 6(a)(2), the ratio of the amount of PRE-TAX CONTRIBUTIONS to a participant's compensation for any participant who is HIGHLY COMPENSATED for the PLAN YEAR and who is eligible to have elective deferrals or qualified employer deferral contributions allocated to his account under two or more plans or arrangements described in CODE Section 401(k) of the CODE that are maintained by an employer or affiliated employer shall be determined as if all such PRE-TAX CONTRIBUTIONS, elective deferrals and qualified employer deferral contributions were made under a single arrangement.

          The determination and treatment of PRE-TAX
          CONTRIBUTIONS of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (b) Average Contribution Percentage Limitation. In any PLAN YEAR, the average rate of AFTER-TAX
          CONTRIBUTIONS and MATCHING EMPLOYER CONTRIBUTIONS as a percentage of compensation for all participating HIGHLY COMPENSATED ELIGIBLE
          EMPLOYEES shall not exceed the larger of:

          (1) the average rate of AFTER-TAX CONTRIBUTIONS and MATCHING EMPLOYER CONTRIBUTIONS as a percentage of compensation for all other participating ELIGIBLE EMPLOYEES for the preceding PLAN YEAR multiplied by 125 percent; or

          (2)  the lesser of:

               a)   the average rate of AFTER-TAX
                    CONTRIBUTIONS and MATCHING EMPLOYER
                    CONTRIBUTIONS as a percentage of
                    compensation for all other participating
                    ELIGIBLE EMPLOYEES for the preceding
                    PLAN YEAR multiplied by 2; or

               b)   the average rate of AFTER-TAX
                    CONTRIBUTIONS and MATCHING EMPLOYER
                    CONTRIBUTIONS for all other
                    participating ELIGIBLE EMPLOYEES for the preceding PLAN YEAR plus 2 percentage points, or such lesser amount as the Secretary of the Treasury may prescribe in order to prevent the multiple use of this alternative limitation with respect to any HIGHLY COMPENSATED participant. If multiple use of the alternative limitation occurs with respect to the Average Deferral Percentage Limitation and Average Contribution Percentage Limitation in this PLAN, it shall be corrected in the manner described in Subsection 6(c), below.

          The average rate of AFTER-TAX CONTRIBUTIONS and MATCHING EMPLOYER CONTRIBUTIONS for a PLAN YEAR for a designated group of ELIGIBLE EMPLOYEES shall be the average of the ratios, calculated separately for each participating ELIGIBLE EMPLOYEE in the group, of the amount of AFTER-TAX CONTRIBUTIONS and MATCHING EMPLOYER CONTRIBUTIONS made by and on behalf of each EMPLOYEE for the PLAN YEAR or the preceding PLAN YEAR, as applicable, to the EMPLOYEE's compensation for such PLAN YEAR or the preceding PLAN YEAR, as applicable. For purposes of calculating the Average Contribution Percentage Limitation for a PLAN YEAR beginning on or after January 1, 1997 (under this PLAN or the PREDECESSOR PLAN, as applicable) for that group of participating ELIGIBLE EMPLOYEES who are not HIGHLY COMPENSATED, the PLAN ADMINISTRATOR may elect to use the average rate of AFTER-TAX CONTRIBUTIONS and MATCHING EMPLOYER CONTRIBUTIONS as a percentage of compensation determined for such group for the current PLAN YEAR rather than the preceding PLAN YEAR, provided that any such election may not subsequently be changed except as provided by the Secretary of the Treasury. As used in this Subsection 6(b)(2), compensation shall mean compensation paid by an EMPLOYER to the participant during the PLAN YEAR which is required to be reported as wages on the participant's Form W-2 and shall also include compensation which is not currently includable in the participant's gross income by reason of the application of CODE
          Section 125 and Section 402(e)(3).

          For purposes of this Subsection 6(b)(2), the ratio of the amount of AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS to a participant's compensation for any participant who is HIGHLY COMPENSATED for the PLAN YEAR and who is eligible to have elective deferrals or qualified employer deferral contributions allocated to his account under two or more plans or arrangements described in CODE Section 401(k) that are maintained by an employer or affiliated employer shall be determined as if all such AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS, elective deferrals and qualified employer deferral contributions were made under a single arrangement.

          The determination and treatment of AFTER-TAX
          CONTRIBUTIONS and MATCHING EMPLOYER CONTRIBUTIONS of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (c) In the event that the PLAN ADMINISTRATOR, in its sole and absolute discretion, determines that the rate of PRE-TAX CONTRIBUTIONS and/or the rate of AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS shall exceed either or both of the maximum limitations contained in Subsections 6(a) and 6(b), the PLAN ADMINISTRATOR shall instruct the EMPLOYER to reduce the amount of contributions made by HIGHLY COMPENSATED participants so that the limitations shall be met.

          The PLAN ADMINISTRATOR shall first determine the maximum dollar amount of contributions which can be made by the HIGHLY COMPENSATED participants. The contributions made by HIGHLY COMPENSATED participants shall then be reduced, on a prospective basis, until the limitations are met. Any necessary reduction shall be made by first reducing the highest dollar amount of PRE-TAX CONTRIBUTIONS or AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS as may be appropriate, based on contribution rates as currently authorized by participants, with such dollar amount to be reduced until the maximum permissible amount of contributions is met.

          Notwithstanding any other provision of the PLAN, if, as of the end of a PLAN YEAR, the PLAN fails to meet either or both of the tests described in Subsections 6(a) or 6(b), the PLAN ADMINISTRATOR shall, on or before December 31 of the following PLAN YEAR, distribute to each HIGHLY COMPENSATED participant, beginning with the participant having the highest dollar amount, such excess portion of the participant's PRE-TAX CONTRIBUTIONS and/or AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS (and any income allocable to such portion), until the PLAN satisfies both of the tests. Distributions made to satisfy the limitations described in Subsection 6(b) shall include both AFTER-TAX CONTRIBUTIONS and related MATCHING EMPLOYER CONTRIBUTIONS in accordance with the requirements of Treasury Regulation Section 1.401(m)-l(e)(4). If there is a loss allocable to such excess amount, the amount of the distribution shall in no event be less than the lesser of the
          (i) participant's account or (ii) the
          participant's PRE-TAX CONTRIBUTIONS or AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS, as appropriate, for the PLAN YEAR.

          For purposes of determining whether the PLAN meets either or both of the limits set forth in Subsections 6(a) and 6(b), the PLAN ADMINISTRATOR may elect to make the look-back year calculation as provided in Treas. Reg. 1.414(q)-1T.A-14(b)(1) for any determination YEAR on the basis of the calendar YEAR ending with the applicable determination YEAR.

     (d) Annual Section 401(k) Limitation. No participant shall be permitted to have aggregate elective deferrals made to this PLAN, to a PREDECESSOR PLAN, or to any other qualified plans maintained by an EMPLOYER during any taxable YEAR in excess of the dollar limitation of Section 402(g)(l) of the CODE in effect at the beginning of such taxable YEAR ($10,000 for the 1999 PLAN YEAR).
          For these purposes, a participant's "elective deferrals" include: (i) a participant's PRE-TAX CONTRIBUTIONS to this PLAN or a PREDECESSOR PLAN (excluding any PRE-TAX CONTRIBUTIONS returned to the participant under this Section 6; (ii) employer contributions made on behalf of the participant pursuant to an election to defer under any other plan with a qualified cash or deferred arrangement under Section 401(k) of the CODE, any simplified employee pension as described in
          Section 402(h)(1)(B) of the CODE, any eligible deferred compensation plan as described in
          Section 457 of the CODE, or any plan as described in Section 501(c)(18) of the CODE; and (iii) employer contributions made on behalf of a participant pursuant to a salary reduction agreement to purchase an annuity contract under
          Section 403(b) of the CODE.

          If a participant has made excess elective deferrals for any taxable YEAR, the participant may assign to this PLAN any portion of such excess elective deferrals by notifying the PLAN ADMINISTRATOR in writing no later than the first March 1 following the close of the taxable YEAR. Such written notification shall certify that the participant has made excess elective deferrals for the taxable YEAR and shall specify the amount of such excess elective deferrals to be allocated to this PLAN for the taxable YEAR. A participant shall be deemed to have notified the PLAN ADMINISTRATOR if excess elective deferrals arise as a result of taking into account only those elective deferrals made on behalf of the participant to this PLAN and any other plans maintained by an EMPLOYER. In such event, the participant also shall be deemed to have elected to have assigned those excess elective deferrals to this PLAN.

          Notwithstanding any provision of the PLAN to the contrary, if a participant has assigned excess elective deferrals to this PLAN for a taxable YEAR, the amount of such excess elective deferrals, plus any income or minus any loss allocable thereto, shall be distributed to the participant from the participant's PRE-TAX CONTRIBUTIONS no later than the first April 15 following the close of the taxable YEAR. The income or loss allocable to the amount of excess elective deferrals referred to in this subsection shall include all allocable income or loss for the taxable YEAR of the excess elective deferral and shall be calculated using any reasonable method for computing income or loss, provided such method is used consistently for all participants and for all corrective distributions under the PLAN for the relevant YEAR.

          Notwithstanding the preceding paragraph, the PLAN may elect to calculate the income or loss allocable to the amount of excess elective deferrals by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocated to the participant's PRE-TAX CONTRIBUTIONS for the taxable YEAR of the excess elective deferrals by a fraction, the numerator of which is the excess elective deferral amount to be distributed to the participant by the PLAN for the taxable YEAR, and the denominator of which is the total account balance attributable to the participant's PRE-TAX CONTRIBUTIONS as of the end of the taxable YEAR, reduced by the investment gain or increased by the investment loss allocated to such total amount for the taxable YEAR.

     (e) CODE Section 415 Limitation. Anything herein to the contrary notwithstanding, in no event shall the annual additions to a participant's accounts in a PLAN YEAR exceed the lesser of (i) 25 percent of the participant's compensation (as defined in subparagraph 6(e)(1), below) for the PLAN YEAR or
          (ii) $30,000 (as adjusted in accordance with CODE
          Section 415(c)). For purposes of applying the limitations of CODE Section 415, the annual additions, which must be kept within the limits set forth above, shall mean the sum credited to a participant's account for any PLAN YEAR of (i) EMPLOYER CONTRIBUTIONS and PRE-TAX CONTRIBUTIONS;
          (ii) AFTER-TAX CONTRIBUTIONS; (iii) any amounts allocated to an individual medical account, as defined in CODE Section 415(l)(2) and Section 419A(d)(2); and (iv) any amount attributable to post-retirement medical benefits allocated pursuant to CODE
          Section 419A(d) allocated to a participant's separate account under a welfare benefits fund (within the meaning of CODE Section 419(e)). The compensation limitation percentage referred to above shall not apply to (i) any contribution for medical benefits, as defined in CODE
          Section 419A(f)(2), after a participant's separation from SERVICE which is otherwise treated as an annual addition; or (ii) any amount which is otherwise treated as an annual addition under CODE
          Section 415(l)(1).

          (1) As used in this Subsection 6(e), compensation shall mean compensation paid by an EMPLOYER to the participant during the PLAN YEAR which is required to be reported as wages on the participant's Form W-2 and shall also include compensation which is not currently includable in the participant's gross income by reason of the application of CODE
               Section 125 and Section 402(e)(3).

          (2) In the event that the annual additions to a participant's accounts would exceed the CODE
               Section 415 limitations, the PLAN
               ADMINISTRATOR shall first reduce the
               participant's AFTER-TAX CONTRIBUTIONS until the CODE Section 415 limitations are met.

     (f) For PLAN YEARS beginning before December 31, 1999, if a participant of the PREDECESSOR PLAN or of this PLAN is also a participant in a RETIREMENT
          PLAN sponsored by his or her Employer, CODE

          Section 415 of the CODE imposes a combined benefit limitation. Contributions to this PLAN shall nevertheless be permitted to the maximum extent permitted by CODE Section 415 of the CODE and the terms of the PLAN. If the combined maximum benefit permitted would be exceeded, the benefit from the EMPLOYER's RETIREMENT PLAN shall be reduced so that the limitation shall be met. The combined maximum benefit for a participant shall be determined pursuant to the provisions of CODE
          Section 415(e). This Subsection 6(f) shall have no force or effect with respect to PLAN YEARS beginning on or after January 1, 2000.

          At the election of the PLAN ADMINISTRATOR, special transitional rules may apply for both the defined benefit fraction and the defined contribution fraction for EMPLOYEES who were participants in the PREDECESSOR PLAN as of December 31, 1982.

     (g)  Top Heavy Provisions.  In the event that the
          PREDECESSOR PLAN or the PLAN is or becomes "Top
          Heavy," as that term is defined in CODE
          Section 416(g), the provision contained in Special
          Provision A shall supersede any conflicting provision of the PLAN.

     (h) For purposes of determining all benefits under the PREDECESSOR PLAN, for PLAN YEARS beginning after 1988 and before 1994, the maximum compensation of each EMPLOYEE that may be taken into account each PLAN YEAR shall not exceed $200,000 (as adjusted by the Secretary of the Treasury under CODE
          Section 401(a)(17). For purposes of determining all benefits under the PREDECESSOR PLAN or the PLAN for PLAN YEARS beginning after 1993, the maximum compensation of each EMPLOYEE that may be taken into account each PLAN YEAR shall not exceed $150,000 (as adjusted by the Secretary of the Treasury under CODE Section 401(a)(17)).

     (i) Effective as of June 1, 1999, for purposes of applying the limitations of this Section 6, and for all other purposes under CODE Sections 401(a)(4), 410(b), 401(k) and 401(m), all
          contributions to the PLAN shall be treated as having been made to the non-EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) portion of the PLAN, so that the ESOP portion of the PLAN will not require separate testing under any of the above-referenced limitations. As of the business day immediately prior to each quarterly record date for the payment of dividends on PG&E CORPORATION STOCK, all PG&E CORPORATION STOCK held in the PG&E CORPORATION STOCK FUND that is not then held in the ESOP portion of the PLAN shall be deemed to be automatically transferred to the ESOP portion of the PLAN and treated for all purposes under the PLAN as held under an employee stock ownership plan in accordance with CODE Sections 404(k) and 4975(e)(7). Any stock of PG&E CORPORATION in the PG&E CORPORATION STOCK FUND that is held in the ESOP portion of the PLAN and that is liquidated or otherwise invested in an INVESTMENT FUND other than the PG&E CORPORATION STOCK FUND shall be deemed to be automatically transferred to the non-ESOP portion of the PLAN, as of the date of such liquidation or investment.

                  SELECTION OF INVESTMENT FUNDS
                  -----------------------------

7.   Selection of Investment Funds
     -----------------------------

     (a) PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, and BASIC EMPLOYER CONTRIBUTIONS. By giving NOTICE, a participant shall instruct the PLAN ADMINISTRATOR to invest his PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, and BASIC EMPLOYER CONTRIBUTIONS in one or more INVESTMENT FUNDS. The minimum amount which can be invested in any single INVESTMENT FUND shall be 1 percent of a participant's current contributions to the PLAN. A participant may elect to invest more than the minimum amount in any INVESTMENT FUND, provided that any such increase must be in increments of 1 percent. EMPLOYER CONTRIBUTIONS other than BASIC EMPLOYER CONTRIBUTIONS (such as MATCHING EMPLOYER CONTRIBUTIONS) are initially invested in the PG&E CORPORATION STOCK FUND. In the event that a participant fails to instruct the PLAN ADMINISTRATOR as to the manner in which the participant's contributions are to be invested, the PLAN ADMINISTRATOR shall invest the BASIC EMPLOYER CONTRIBUTIONS allocated to the participant's account in the MODERATE ASSET ALLOCATION FUND.

     (b)  CHANGE OF INVESTMENT FUND ALLOCATIONS.  By giving
          NOTICE to the PLAN ADMINISTRATOR, a participant may (i) change the percentage levels of future contributions, or (ii) change the INVESTMENT FUND or FUNDS in which his future contributions are to be invested. Each election regarding investment of future contributions shall be effective with the next deposit of contributions.



                      THE INVESTMENT FUNDS(3)
                      --------------------

8.   PG&E CORPORATION  STOCK FUND (EMPLOYEE STOCK OWNERSHIP PLAN)
     ------------------------------------------------------------

     Investments in COMMON STOCK of  PG&E CORPORATION under the
     PLAN are governed under the terms of the PG&E CORPORATION
     STOCK FUND as described herein,(4) as maintained pursuant to the EMPLOYEE STOCK OWNERSHIP PLAN.

--------------------
(3) The PLAN also maintains a fund invested in United States Savings Bonds. This fund holds all United States Savings Bonds attributable to participant contributions made to a PREDECESSOR PLAN prior to July 1, 1991. This fund is a closed fund and does not accept new contributions or exchanges. Income from bonds is reflected in the greater redemption values of the bonds. Bonds held in this fund can be exchanged to another INVESTMENT FUND or FUNDS upon completing a power of attorney authorizing the PLAN ADMINISTRATOR to re-register the bonds under the exchange provisions of Section 19.

(4) Words in all capitals with respect to the PG&E CORPORATION
    STOCK FUND or the EMPLOYEE STOCK OWNERSHIP PLAN are also defined in Section 43.

     Effective as of June 1, 1999, the portion of the PG&E CORPORATION STOCK FUND that consists of the ESOP portion of the PLAN is determined as provided under
     Section 6(i). The ESOP portion of the PLAN is a subset of the PG&E CORPORATION STOCK FUND and is both a stock bonus plan and an employee stock ownership plan intended to qualify under CODE Section 401(a) and Section 4975(e)(7), and as such is designed to invest primarily in employer securities described in CODE Section 409(l).

     (a) Up to 100 percent of the assets of the PG&E CORPORATION STOCK FUND may be invested in COMMON STOCK, with a small portion invested in cash equivalents. MATCHING EMPLOYER CONTRIBUTIONS made by the COMPANY and PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, and BASIC EMPLOYER CONTRIBUTIONS which are directed to be invested in the PG&E CORPORATION STOCK FUND on or after the PLAN EFFECTIVE DATE shall be invested in UNITS of the PG&E CORPORATION STOCK FUND.

     (b) The PG&E CORPORATION STOCK FUND shall also hold COMMON STOCK and the earnings thereon attributable to PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS made to the COMMON STOCK funds of the MERGED PLANS and PREDECESSOR PLAN as they existed prior to the PLAN EFFECTIVE DATE.

     (c)  Whenever the TRUSTEE invests cash in the PG&E
          CORPORATION STOCK FUND, the EMPLOYEE BENEFIT
          COMMITTEE shall direct the TRUSTEE to purchase
          COMMON STOCK either (a) directly or indirectly from the COMPANY or any shareholder of the COMPANY, including a person deemed to be a "party in interest" within the meaning of ERISA Section
          3(14) or a "disqualified person" within the meaning of CODE Section 4975, or (b) through transactions on a national securities exchange.
          COMMON STOCK shall be valued at the closing price on the New York Stock Exchange.

          In purchasing COMMON STOCK on a national securities exchange, the TRUSTEE shall give due regard to the trading volume, if any, of COMMON STOCK at the time of each purchase and accordingly regulate the amount and timing of such purchases so as to minimize the effect on market price fluctuations which may be caused by such purchases. The TRUSTEE shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing COMMON STOCK, including, if required, the condition that no more than adequate consideration (as defined in Section 3(18) of ERISA) be paid for such COMMON STOCK and no commission be charged when a purchase of COMMON STOCK is made from a "party in interest" or a "disqualified person."

     (d) Voting of COMMON STOCK held under the PG&E CORPORATION STOCK FUND. Each and every time common shareholders of PG&E CORPORATION who are not participants in the PLAN are entitled to vote COMMON STOCK, participants shall have an absolute right to vote COMMON STOCK. Whenever participants are given the opportunity to vote COMMON STOCK, the TRUSTEE shall inform each participant of all relevant material received by the TRUSTEE with a written request for confidential voting instructions. The TRUSTEE is required to vote the COMMON STOCK credited to a participant's account as the participant directs. A signed but otherwise uncompleted proxy returned to the TRUSTEE shall be deemed to be a direction to the TRUSTEE by the participant to vote all of the participant's shares in accordance with the recommendations of the BOARD OF DIRECTORS. If the participant does not give such direction within the required time, the TRUSTEE may not vote any COMMON STOCK credited to a participant's account.

     (e) Cost of UNITS. The cost of a UNIT shall be the current value of a UNIT as determined by the TRUSTEE as of the valuation date immediately preceding the date that the TRUSTEE invests cash in, or receives contributions to, the PG&E
          CORPORATION STOCK FUND.

     (f) Diversification. Notwithstanding any other provision of the PLAN, a participant may at any time exchange up to 100 percent of those MATCHING EMPLOYER CONTRIBUTIONS made on his or her behalf pursuant to Subsection 4(a) of the PLAN on or after the PLAN EFFECTIVE DATE contributed to the PG&E CORPORATION STOCK FUND, into any of the other INVESTMENT FUNDS, using such form and in such manner as approved by the PLAN ADMINISTRATOR.

     (g)  Value of PG&E CORPORATION STOCK FUND UNITS.  The value of a
          PG&E CORPORATION STOCK FUND UNIT is the value of the assets of the PG&E CORPORATION STOCK FUND including dividends receivable, as determined by the TRUSTEE, less any liabilities (other than the interests of participants in the PG&E CORPORATION STOCK
          FUND), divided by the number of UNITS. COMMON STOCK shall be valued at the closing price on the New York Stock Exchange. Each payment (including dividends received) into the PG&E CORPORATION STOCK FUND shall increase, and each payment out of the PG&E CORPORATION STOCK FUND shall decrease, the number of UNITS by a number equal to the value of the payment divided by the last UNIT value determined immediately preceding the date of the payment.

     (h) Dividends. As of June 1, 1999, UNITS purchased with cash dividends paid on COMMON STOCK held in the PG&E CORPORATION STOCK FUND which are allocated to a participant's account on a quarterly basis will be paid out to the participant, unless the participant elects by the tenth business day prior to the dividend payment date to have such dividends retained in the participant's account. Dividends retained in a participant's account will be reinvested in the PG&E CORPORATION COMMON STOCK FUND and will purchase additional UNITS in accordance with procedures established by the PLAN ADMINISTRATOR.

9.   Large Company Stock Index Fund (LCSF)
     -------------------------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio consisting principally of common stock of large U.S. companies and securities convertible into common stock.

10.  Small Company Stock Index Fund (SCSF)
     -------------------------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio consisting principally of common stock of small and medium capitalization U.S. companies and securities convertible into common stock. When combined with the LARGE COMPANY STOCK INDEX FUND, this FUND is designed such that exposure to the entire universe of U.S. company stocks can be achieved.

11.  International Stock Index Fund (ISF)
     ------------------------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio consisting principally of common stock and securities convertible into common stock of non-U.S.
     companies.

12.  Stable Value Fund (SVF)
     -----------------------

     This FUND is designed to provide participants with preservation of principal while earning a stable and consistent rate of return.

13.  Bond Index Fund (BIF)
     ---------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio consisting principally of marketable fixed-income securities.

14.  Mutual Fund Window
     ------------------

     The MUTUAL FUND WINDOW is maintained for the purpose of allowing participants to invest in a variety of mutual funds managed by various investment management firms. The investment objectives of the funds in the MUTUAL FUND WINDOW range from conservative to aggressive. Participants investing in the MUTUAL FUND WINDOW are responsible for obtaining the information necessary to make informed decisions and selecting funds that are appropriate to meet their individual financial goals. Detailed prospectuses that describe the investment objectives, performance and expenses associated with these mutual funds are available from the PLAN ADMINISTRATOR.

15.  Conservative Asset Allocation Fund (CAAF)
     -----------------------------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio with a primary emphasis on bonds and a secondary emphasis on stocks. This FUND has an allocation to each of the following FUNDS: the SMALL COMPANY STOCK INDEX FUND (SCSF), the LARGE COMPANY STOCK INDEX FUND
     (LCSF), the INTERNATIONAL STOCK INDEX FUND (ISF), and the BOND INDEX FUND (BIF).

16.  Moderate Asset Allocation Fund (MAAF)
     -------------------------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio with an emphasis on stocks and bonds. This Fund has an allocation to each of the following FUNDS: the SMALL COMPANY STOCK INDEX FUND (SCSF), the LARGE COMPANY STOCK INDEX FUND (LCSF), the INTERNATIONAL STOCK INDEX FUND
     (ISF), and the BOND INDEX FUND (BIF).

17.  Aggressive Asset Allocation Fund (AAAF)
     ---------------------------------------

     This FUND is maintained for the purpose of investing in a diversified portfolio with a primary emphasis on stocks and a secondary emphasis on bonds. This FUND has an allocation to each of the following FUNDS: the SMALL COMPANY STOCK INDEX FUND (SCSF), the LARGE COMPANY STOCK INDEX FUND
     (LCSF), the INTERNATIONAL STOCK INDEX FUND (ISF), and the BOND INDEX FUND (BIF).

18.  Value of Non-PG&E CORPORATION STOCK FUND UNITS
     ----------------------------------------------

     The value of a UNIT is the value of a particular INVESTMENT FUND's assets (including interest or dividends and interest or dividends receivable), as determined each BUSINESS DAY by the TRUSTEE, less any liabilities (other than the interests of participants in the respective FUND), divided by the number of UNITS. Each payment of contributions into the respective INVESTMENT FUND shall increase, and each payment out of the INVESTMENT FUND shall decrease, the number of FUND UNITS by a number equal to the amount of the payment divided by the last UNIT value determination immediately preceding the date of the payment.

19.  Exchange of Investment Fund Balances
     ------------------------------------

     (a) Except as limited by Subsection 19(b) below, by giving NOTICE to the PLAN ADMINISTRATOR, a participant may elect at any time to exchange any portion of the contributions held in his account, plus the earnings thereon, from any INVESTMENT FUND to another INVESTMENT FUND or FUNDS. An exchange shall be effective and shall be valued on the day it is made, if such day is a BUSINESS DAY, and the participant provides NOTICE of such exchange prior to the closing time of the New York Stock Exchange. All other exchanges shall be effective and valued as of the next BUSINESS DAY. Upon receipt of a exchange NOTICE, the TRUSTEE shall value the UNITS to be exchanged between the FUNDS. The FUND account of the participant shall be debited with the number of UNITS exchanged from that FUND and the TRUSTEE shall purchase with the cash proceeds realized from the converted UNITS, UNITS in the appropriate FUND or FUNDS, as designated by the participant. The cost of the UNITS purchased shall be the value of the FUND UNITS as determined on the date of exchange, and the number of UNITS purchased shall be credited to the appropriate INVESTMENT FUND account of the participant. The provisions of the PLAN for exchanges between INVESTMENT FUNDS at all times shall permit participants to make such exchanges at a minimum of four times per each PLAN YEAR and otherwise be designed to permit the PLAN to qualify as a 404(c) plan (within the meaning of Section 404(c) of ERISA).

     (b) STABLE VALUE FUND. Direct exchanges from the STABLE VALUE FUND to money market or short- to intermediate-term bond funds in the MUTUAL FUND WINDOW are not allowed. Assets exchanged from the STABLE VALUE FUND must remain in funds other than money market or short- to intermediate-term bond funds for at least three months before they are eligible for subsequent transfer to a money market or short- to intermediate-term bond fund. A list of the money market and short- to intermediate-term bond funds ineligible to receive direct transfers from the STABLE VALUE FUND is available from the PLAN ADMINISTRATOR.



               PARTICIPANT'S INTEREST IN THE PLAN
               ----------------------------------

20.  Participant Accounts
     --------------------

     A separate account shall be maintained for each PLAN participant which records the participant's interest in each of the INVESTMENT FUNDS, which is charged with participant exchanges and withdrawals and credited with its appropriate share of contributions and FUND earnings. The account maintained by the PLAN ADMINISTRATOR for each participant also records separately the participant's PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, EMPLOYER CONTRIBUTIONS made on his behalf, ROLLOVER CONTRIBUTIONS, the UNITS purchased therewith, and the earnings thereon. To the extent necessary to continue the availability of certain provisions of a MERGED PLAN which are preserved under the PLAN pursuant to Appendix A, the account maintained by the PLAN ADMINISTRATOR for each participant also records separately amounts transferred to the PLAN from a MERGED PLAN.

21.  Vesting
     -------

     A participant is at all times fully vested in his or her own contributions and all EMPLOYER CONTRIBUTIONS credited to his account, together with earnings attributable thereto.

22.  Identification of Source
     ------------------------

     Whenever UNITS attributable to a participant's PRE-TAX CONTRIBUTIONS are transferred to another FUND OR FUNDS, the resulting UNITS are also recorded as attributable to PRE-TAX CONTRIBUTIONS. Similarly, UNITS attributable to AFTER-TAX CONTRIBUTIONS which are transferred to another FUND or FUNDS are also recorded as AFTER-TAX CONTRIBUTIONS.

23.  Account Statements
     ------------------

     As soon as practicable after the end of each CALENDAR
     QUARTER, all participants shall receive from the PLAN
     ADMINISTRATOR a statement of their interest in the PLAN.

                                  LOANS
                                  -----
24.  Loan Administration
     -------------------

     The PLAN ADMINISTRATOR shall administer the loan program in accordance with the provisions under this Section 24 in a uniform and nondiscriminatory manner. All loans existing under the PREDECESSOR PLAN or a MERGED PLAN as of the PLAN EFFECTIVE DATE shall continue in force under this PLAN according to the terms under which each loan was granted under the PREDECESSOR PLAN or respective MERGED PLAN. Such loans shall, however, be subject to the conditions of the PLAN for disposition in the event of default, as specified in Section 25.

     Upon application by a participant who is an ELIGIBLE EMPLOYEE, the PLAN ADMINISTRATOR may direct the TRUSTEE to make a loan to the participant from his account. A participant may obtain a loan only if he executes a promissory note in a form approved by the PLAN ADMINISTRATOR. A participant may only have three outstanding loans at any given time.(5) The PLAN ADMINISTRATOR shall consider any outstanding loan under the PREDECESSOR PLAN or a MERGED PLAN as of the PLAN EFFECTIVE DATE in determining this limit; provided, however, that the maximum amount of all loans, whether under a PREDECESSOR PLAN, a MERGED PLAN or this PLAN, may not exceed the limits specified in Section 25.

25.  Conditions of Loans
     -------------------

     (a) Loan Amount. The minimum loan amount shall be $1,000, and the maximum amount of any loan shall not exceed the lesser of (i) $50,000 reduced by the highest outstanding loan balances during the one-year period ending on the day before the date the current loan is made, or (ii)
          50 percent of the market value of the
          participant's account balance.

     (b) Interest Rate. The interest rate shall be set at the time of the loan application at the prime rate as determined monthly by the TRUSTEE, plus one percentage point and shall be fixed for the term of the loan.

     (c) Security for Repayment. Each loan hereunder, including existing loans under the PREDECESSOR PLAN or a MERGED PLAN as described in Section 24, shall be a participant directed investment for the benefit of the participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder shall reduce the amount available for distribution to such participant (or his BENEFICIARY). Any loan hereunder, including existing loans under the PREDECESSOR PLAN or a MERGED PLAN shall be secured by 50 percent of the participant's account balance.

     (d) Repayment Period and Repayment. The term of the loan shall be for such number of months as selected by the participant, but in no event for a term greater than five years. If the purpose of the loan is to purchase the participant's principal residence, however, the term of the loan may be for a period not to exceed fifteen years.

---------------------
(5) In the event that a participant has more than three outstanding loans under a PREDECESSOR PLAN or PREDECESSOR PLANS as of the PLAN EFFECTIVE DATE, the participant shall not be eligible to obtain a new loan until such time as the number of outstanding loans is two or fewer.

          A loan must be repaid in level installments consisting of amortized principal and interest by payroll deduction. If a participant is granted an unpaid leave of absence, ceases to have sufficient compensation from which the loan payment can be made or if such participant's SERVICE is terminated for any reason, the participant may continue to make timely level installment payments of principal and interest by such means as approved by the PLAN ADMINISTRATOR. A participant may partially or fully prepay a loan at any time and without penalty. After any partial prepayment of a loan, the loan will be reamortized to provide for continued level installments for the original term of the loan.

     (e) Costs and Fees. Any costs or fees associated with the origination of a loan from the PLAN shall be borne by the participant requesting the loan. Any costs or fees associated with the origination of a loan shall be deducted from the participant's account after the loan issuance.

     (f) Default. A loan is treated as a default if scheduled loan payments are more than sixty (60) days late. A participant shall then have 30 days from receipt of written NOTICE of the default and a demand for past due amounts to cure the default before it becomes final.

          In the event of a default, the PLAN ADMINISTRATOR may direct the TRUSTEE to report the default as a taxable distribution. As soon as a PLAN withdrawal or distribution to such participant would otherwise be permitted, the PLAN
          ADMINISTRATOR may instruct the TRUSTEE to execute upon its security interest in the participant's account by distributing the note to the participant.

26.  Accounting For Loans
     --------------------

     (a) Source of Loan. Whenever the PLAN ADMINISTRATOR is required to process a loan under this Section 26, the PLAN ADMINISTRATOR shall first withdraw UNITS and earnings thereon attributable to a participant's AFTER-TAX CONTRIBUTIONS, followed by UNITS and earnings thereon attributable to ROLLOVER CONTRIBUTIONS, followed by UNITS and earnings thereon attributable to MATCHING EMPLOYER CONTRIBUTIONS, followed by UNITS and earnings thereon attributable to BASIC EMPLOYER CONTRIBUTIONS, followed by UNITS and earnings thereon attributable to a participant's PRE-TAX CONTRIBUTIONS.

          Loans shall be funded upon the receipt of an accurately completed application form. The
          TRUSTEE shall make payment to the participant as soon thereafter as administratively feasible.

     (b) Loan Investment Account. The PLAN ADMINISTRATOR shall establish and maintain a loan investment account for each borrowing participant. A loan shall be treated by the PLAN ADMINISTRATOR as a separate investment of the borrowing participant's account. The unpaid principal and accrued but unpaid interest on the loan to a participant shall be reflected for plan accounting purposes in the participant's loan account. Repayments of principal and interest by the participant shall be credited to the participant's account in the reverse order that they were liquidated to make the loan. Repayments shall be invested in the investment funds according to a participant's current investment elections.

27.  Distribution to Participant with Loan
     -------------------------------------

     In the case of any participant who terminates employment with a loan outstanding hereunder, the cash amount available for distribution to such participant (or the BENEFICIARY) shall consist of the portion of the participant's account invested in the INVESTMENT FUNDS. At the time of distribution, the participant's promissory note also shall be deemed distributed to the participant (or the BENEFICIARY), and the TRUSTEE shall report the value of the promissory note (equal to the amount of unpaid principal) as income for tax purposes in addition to the cash amount distributed to the participant.

28.  Call Feature
     ------------

     The PLAN ADMINISTRATOR shall have the right to call any participant loan once a participant's employment with all affiliated companies has terminated or if the PLAN is terminated.



                        PLAN WITHDRAWALS
                        ----------------

29.  Withdrawal During Service
     -------------------------

     Except as provided in this Section 29 or in Appendix A, withdrawals of any part of a participant's interest in the PLAN are not permitted as long as SERVICE continues. A participant may never replace in the TRUST FUND any UNITS or cash which have been withdrawn. By submitting a withdrawal form, a participant may make withdrawals as provided below.

     (a)  PRE-TAX CONTRIBUTIONS.

          (1) A participant may withdraw all or part of the UNITS, including income thereon and including additional UNITS attributable thereto, bought with the participant's PRE-TAX CONTRIBUTIONS upon the occurrence of any of the following events:

               a)   the participant is disabled within the
                    meaning of Treas. Reg. Section 1.401(k)-
                    1(d)(1)(i); or

               b)   the participant has attained age 59-1/2.

          (2) A participant may withdraw an amount equal to his PRE-TAX CONTRIBUTIONS, as well as any income and UNITS attributable to income accrued thereon prior to January 1, 1989, upon receipt of satisfactory proof by the PLAN ADMINISTRATOR that the withdrawal is required to meet immediate and heavy financial needs of the participant which constitute a valid hardship as defined under the CODE and regulations issued by the Secretary of the Treasury. A request for a withdrawal for one of the following reasons shall be deemed to be on account of a valid hardship:

               a) To cover medical expenses (as defined in CODE Section 213(d)) of the participant, the participant's spouse or dependents (as defined in CODE Section 152);

               b)   The purchase of a participant's
                    principal place of residence, but not
                    including mortgage payments;

               c)   To meet tuition payments for the next
                    semester or quarter of post-secondary
                    education for the participant, his
                    spouse, children or dependents (as
                    defined in CODE Section 152); or

               d)   To prevent the eviction of the
                    participant from his principal place of
                    residence or to prevent a foreclosure of the mortgage on the participant's principal place of residence.

               e)   To meet unreimbursed expenses directly
                    related to a fire, explosion, flood ,
                    hurricane, tornado, earthquake, mudslide or other similar natural disaster of the participant's principal place of residence.

               f) To meet unreimbursed expenses for taxes or directly related to the bankruptcy of the participant.

               g) To meet unreimbursed funeral expenses of the participant's spouse or any dependent of the participant.

               A request for a withdrawal under this
               Subsection 29(a)(2) shall not be deemed to be for immediate and heavy financial needs unless the participant represents that the need cannot be met (i) through reimbursement or compensation by insurance or otherwise;
               (ii) by reasonable liquidation of the
               participant's resources; (iii) by cessation of contributions to the PLAN; or (iv) by other distributions, withdrawals or nontaxable loans from any plans maintained by an EMPLOYER or by borrowing from commercial sources on reasonable commercial terms.

               For purposes of this Subsection 29(a)(2), a participant's resources shall be deemed to include any assets of his spouse and minor children that are reasonably available to the participant. In addition, withdrawals under Subsection 29(a)(2) may not exceed the amount actually required to meet the participant's immediate financial needs.

          (3)  A participant who withdraws UNITS under
               Subsection 29(a) shall automatically be
               suspended from the PLAN and shall not be permitted to resume making contributions to the PLAN until the first payroll processing date after the sixth month following the date upon which the participant's withdrawal form was processed by the PLAN ADMINISTRATOR. After suspension ends, contributions may be resumed by giving
               NOTICE to the PLAN ADMINISTRATOR.

     (b) AFTER-TAX CONTRIBUTIONS. A participant may at any time elect to withdraw all or any part of the UNITS including income thereon and including additional UNITS attributable thereto, bought with the participant's AFTER-TAX CONTRIBUTIONS to the PLAN. Such an election shall not cause suspension from the PLAN.

     (c)  EMPLOYER CONTRIBUTIONS.

          (1) A participant may withdraw all or any part of the UNITS, including the income attributable thereto, bought with MATCHING EMPLOYER CONTRIBUTIONS which were made to the PLAN, the PREDECESSOR PLAN or a MERGED PLAN at anytime prior to the second YEAR preceding the current YEAR. For example, UNITS, including the income attributable thereto, purchased with EMPLOYER CONTRIBUTIONS made in 1999 and prior YEARS may be withdrawn in 2002 or anytime thereafter. Such an election shall not cause suspension from the PLAN.

          (2) UNITS, including the income attributable thereto, bought with MATCHING EMPLOYER CONTRIBUTIONS which would not be available for withdrawal under Subsection 29(c)(1) shall nonetheless be available for withdrawal upon the occurrence of any of the following events:

               a)   the participant is disabled within the
                    meaning of Treas. Reg. Section 1.401(k)-
                    1(d)(1)(i);

               b)   the participant attains 59-1/2; or

               c)   the participant has requested and is
                    entitled to receive a hardship
                    distribution which meets the
                    requirements of Subsection 29(a)(2) but
                    only if all amounts distributable under
                    Subsection 29(a) have been exhausted.

               A participant shall submit the appropriate form to the PLAN directing the PLAN ADMINISTRATOR as to the amount of the withdrawal. Distribution shall be made as soon as practicable after approval of the withdrawal form. Upon each withdrawal, the UNITS credited to the appropriate FUND or FUNDS shall be reduced by the number of UNITS withdrawn. Withdrawals from the PG&E CORPORATION STOCK FUND may be made in cash or whole shares of stock at the election of the participant. Withdrawals of UNITS from any given INVESTMENT FUND shall be made in cash at the then current value of the UNITS; or, at the election of the participant, such UNITS shall be transferred to the PG&E CORPORATION STOCK FUND pursuant to
               Section 20 and distribution shall be made in whole shares of COMMON STOCK.

     (d) ROLLOVER CONTRIBUTIONS. A participant may at any time elect to withdraw all or any part of the UNITS including income thereon bought with the participant's ROLLOVER CONTRIBUTIONS to the PLAN, PREDECESSOR PLAN or MERGED PLAN. Such an election shall not cause suspension from the PLAN.

     (e)  ORDERING OF WITHDRAWALS.  Whenever the PLAN
          ADMINISTRATOR is required to make a distribution under this
          Section 29 or Section 31, the PLAN ADMINISTRATOR shall withdraw in the following order:

          (1) UNITS and earnings thereon attributable to a participant's AFTER-TAX CONTRIBUTIONS made prior to 1987 to the PREDECESSOR PLAN or a MERGED PLAN, as applicable;

          (2) UNITS and earnings thereon attributable to AFTER-TAX CONTRIBUTIONS made after 1986 to the PLAN, PREDECESSOR PLAN or a MERGED PLAN, as applicable;

          (3) UNITS and earnings thereon attributable to ROLLOVER CONTRIBUTIONS (including ROLLOVER
               CONTRIBUTIONS characterized as such under the PREDECESSOR PLAN or a MERGED PLAN, as applicable);

          (4)  UNITS available for withdrawal under
               Subsection 29(c)(1) followed by UNITS
               available for withdrawal under
               Subsection 29(c)(2), but only if available for withdrawal under that subsection;

          (5) UNITS and earnings thereon attributable to a participant's PRE-TAX CONTRIBUTIONS to the
               PLAN, the PREDECESSOR PLAN or to a MERGED
               PLAN, as applicable, but only to the extent that such UNITS can be withdrawn by the participant under Subsection 29(a).

30.  Termination of Participation
     ----------------------------

     Participation in the PLAN ends as of the date that a participant ceases to be an ELIGIBLE EMPLOYEE. Although a former participant may elect to have an account balance held in the PLAN under Section 31 after participation ends, a former participant may not contribute to the PLAN, except that contributions to the PLAN shall be accepted with respect to retroactive wage payments. A former participant who has an account balance in the PLAN may make withdrawals from the account balance, and exchange from one or more FUNDS to another FUND or FUNDS pursuant to the terms of the PLAN.

     Upon the death of a participant, the PLAN ADMINISTRATOR shall distribute the participant's account balance to the participant's BENEFICIARY within a reasonable time but not later than sixty (60) days after receipt of a completed withdrawal form or 180 days after the PLAN ADMINISTRATOR receives NOTICE of the participant's death. If the BENEFICIARY does not complete a withdrawal form within the time periods set forth above, the distribution shall be in cash and paid directly to the BENEFICIARY.

31.  Distribution of Plan Benefits
     -----------------------------

     (a) Upon a participant's separation from SERVICE, a distribution shall be made of the balances allocated to a participant's accounts if the value of the participant's account is $5,000 or less. Such distribution shall be made no later than the 60th day following the close of the PLAN YEAR in which a participant's SEVERANCE FROM SERVICE DATE occurs, unless the participant elects to receive distribution at an earlier date.

     (b) If the value of a participant's account exceeds $5,000, distribution shall be made upon receipt by the PLAN ADMINISTRATOR of the written distribution request of the participant. Distribution shall be made within sixty (60) days of the receipt of such distribution request. Any provision of the PLAN notwithstanding, for PLAN YEARS under the PREDECESSOR PLAN and the PLAN beginning on or after January 1, 1997, if participation continues beyond the end of the YEAR in which the participant attains age 70-1/2, distribution of the participant's interest in the PLAN shall commence no later than April 1 of the YEAR following the YEAR in which the participant actually separates from SERVICE or attains age 70-1/2, whichever is later, and shall be made in such amounts and at such times as to meet the minimum distribution requirements of CODE Section 401(a)(9).

     (c) Subject to the provisions of APPENDIX A of the PLAN with regard to forms of distribution and other rights for that portion of a participant's account which is attributable to participation in a MERGED PLAN, unless otherwise directed by the participant, all distributions due under the PLAN shall be made in the form of a single lump sum and shall be payable only out of the PLAN's assets as directed by the PLAN ADMINISTRATOR.

     (d) For single lump sum distributions made to a participant pursuant to Subsection 31(c), unless a cash distribution is requested, the TRUSTEE shall distribute a certificate for the whole shares of COMMON STOCK, and the TRUSTEE shall distribute the TRUSTEE's check for the then current value of all other UNITS credited to the participant's account, plus any uninvested cash. Alternatively, at the direction of the participant, FUND UNITS may be transferred to the PG&E CORPORATION STOCK FUND pursuant to Section 19, and distribution shall be made by the TRUSTEE in whole shares of COMMON STOCK.

     (e) If a participant elects a cash distribution, upon receipt of the appropriate form requesting such distribution and liquidation of PG&E CORPORATION STOCK FUND UNITS by the TRUSTEE, the TRUSTEE shall distribute the then current value of such liquidated units and all other INVESTMENT FUND UNITS and uninvested cash. Until the TRUSTEE converts INVESTMENT FUND UNITS other than PG&E CORPORATION STOCK FUND UNITS to cash, all UNITS shall continue to share in investment gains and losses.

     (f) Distributions hereunder shall be made in accordance with CODE Section 401(a)(9) and the regulations thereunder (including Treas.
          Reg. Section 1.401-(a)(9)-2)
          which are incorporated by reference herein.

32.  Direct Rollovers
     ----------------

     Notwithstanding any provision of the PREDECESSOR PLAN or the PLAN to the contrary that would otherwise limit a participant's election under this Section 32, effective January 1, 1993, a participant or BENEFICIARY who is a surviving spouse may elect, at the time and in the manner prescribed by the PLAN ADMINISTRATOR, to have any portion of an eligible rollover distribution, as defined below, paid directly to an ELIGIBLE RETIREMENT PLAN, as defined below, specified by the participant or BENEFICIARY who is a surviving spouse in a direct rollover. Any taxable portion of an eligible rollover distribution that is not transferred directly to an ELIGIBLE RETIREMENT PLAN shall be subject to mandatory federal income tax withholding.

     An eligible rollover distribution shall mean any distribution of all or any portion of the balance to the credit of the participant, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (joint life expectancies) of the participant and his or her designated BENEFICIARY or for a specified period of 10 YEARS or more; any distribution to the extent such distribution is required under CODE Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).



                    ADMINISTRATIVE PROVISIONS
                    -------------------------

33.  Company's Powers and Duties
     ---------------------------

     The COMPANY, acting through its BOARD OF DIRECTORS, the Executive Committee or the Nominating and Compensation Committee, reserves to itself the exclusive power to amend, suspend or terminate the PLAN as provided below and to appoint and remove from time to time the individuals comprising the EMPLOYEE BENEFIT COMMITTEE.

     All powers and duties not reserved to the COMPANY are delegated to the EMPLOYEE BENEFIT COMMITTEE. Action of the committee shall be by vote of a majority of the members of the committee present at a meeting, or in writing without a meeting and evidenced by the signature of any member who is so authorized by the committee. The COMPANY indemnifies each member of the committee against any personal liability or expense arising out of any action or inaction of the committee or of any member of the committee or of such individual, except that due to his own willful misconduct.

34.  Funding and Investment Provisions
     ---------------------------------

     The EMPLOYEE BENEFIT COMMITTEE has the sole power and duty from time to time to appoint and remove the TRUSTEE, INVESTMENT MANAGERS, actuaries, accountants and such other advisors and consultants as may be needed for the proper financial administration and investment of the assets of the PLAN. Supplementing such appointments, the EMPLOYEE BENEFIT COMMITTEE may enter into appropriate agreements with each TRUSTEE, INVESTMENT MANAGER or other advisors appointed under this paragraph and delegate to them appropriate powers and duties. The EMPLOYEE BENEFIT COMMITTEE may appoint and delegate to one or more individuals the power and duty to handle the day-to-day financial administration of the PLAN. Such individuals need not be members of the committee and shall serve at the pleasure of the committee.

     The funding policy is set forth in Sections 3 and 4. The EMPLOYEE BENEFIT COMMITTEE has the sole power and duty to establish the investment policy and to review and revise it from time to time as the committee shall determine in its sole discretion. A copy of the current investment policy shall be available for participants' review in the PLAN OFFICE. Any revision of the investment policy shall not be an amendment of the PLAN.

35.  Administration
     --------------

     The EMPLOYEE BENEFIT COMMITTEE is the PLAN ADMINISTRATOR and is responsible for the overall administration of the PLAN. The PLAN ADMINISTRATOR has the sole power and duty to establish, and from time to time revise, such rules and regulations as may be necessary to administer the PLAN in a nondiscriminatory manner for the exclusive benefit of participants and all other persons entitled to benefits under the PLAN. The PLAN ADMINISTRATOR shall also maintain such records and make such computations, interpretations and decisions as may be necessary or desirable for the proper administration of the PLAN. The PLAN ADMINISTRATOR shall maintain for participants' inspection copies of the PLAN, TRUST AGREEMENT, investment policy, each agreement with an INVESTMENT MANAGER, the latest annual report, PLAN description and summary description and any amendments or changes in any of these documents. On written request, participants may obtain from the PLAN ADMINISTRATOR a copy of any of these documents at a cost established by the PLAN ADMINISTRATOR from time to time.

     The PLAN ADMINISTRATOR may appoint and delegate to one or more individuals the power and duty to handle the day-to-day administration of the PLAN. Such individuals need not be members of the committee and shall serve at the pleasure of the committee.

     The EMPLOYEE BENEFIT COMMITTEE shall appoint one or more individuals, at least one of whom shall be a member of the EMPLOYEE BENEFIT COMMITTEE, to serve as the final review committee under the PLAN, to determine conclusively for all parties any and all questions arising from the administration of the PLAN and shall have sole and complete discretionary authority and control to manage the operation and administration of the PLAN, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all PLAN provisions, determination of the amount and kind of benefits payable to any participant or BENEFICIARY, and construction of disputed or doubtful terms. Such decisions shall be conclusive and binding on all parties and not subject to further review.

36.  Claims and Appeals Procedure
     ----------------------------

     If a claim is denied in whole or in part, the PLAN
     ADMINISTRATOR shall furnish to the claimant a written NOTICE setting forth:

     (a)  Specific reason(s) for the denial;

     (b) The PLAN provision(s) on which the denial is based;

     (c) A description of any material or information, if any, necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) Information concerning the steps to be taken if claimant wishes to submit a claim for review.

     The above information shall be furnished to the claimant within ninety (90) days after the claim is received by the PLAN ADMINISTRATOR.

     If a claimant is not satisfied with the written NOTICE described in the preceding paragraph, such claimant may request a full and fair review by so notifying the Review Committee appointed by the EMPLOYEE BENEFIT COMMITTEE in writing within ninety (90) days after receiving such NOTICE. If a review is requested, the claimant shall also be entitled, upon written request, to review pertinent documents and to submit issues and comments in writing. The Review Committee shall furnish the claimant with a written final decision within sixty (60) days after receipt of the request for review.

37.  Qualified Domestic Relations Orders
     -----------------------------------

     The PLAN ADMINISTRATOR shall apply the provisions of this
     Section 37 with regard to a Domestic Relations Order (as defined below) to the extent not inconsistent with CODE
     Section 414(p).

     The PLAN ADMINISTRATOR shall establish procedures, consistent with CODE Section 414(p), to determine the qualified status of any Domestic Relations Order, to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Participant and the Alternate Payee(s) (as defined below) all NOTICES required under CODE Section 414(p) with respect to any Domestic Relations Order.

     Within a reasonable period of time after the receipt of a Domestic Relations Order (or any modification thereof), the PLAN ADMINISTRATOR shall determine whether such order is a Qualified Domestic Relations Order.

     For purposes of this Section 37:

     (a) Alternate Payee shall mean any spouse, former spouse, child, or other dependent of a participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the PLAN with respect to such Participant.

     (b) Domestic Relations Order shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

          (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a participant; and

          (2)  is made pursuant to a state domestic
               relations law (including a community property law).

     (c)  Qualified Domestic Relations Order shall mean a
          Domestic Relations Order which meets the requirements of CODE Section 414(p).

38.  Lost Participant or Beneficiary
     -------------------------------

     If, after three years, the PLAN ADMINISTRATOR cannot locate a participant or BENEFICIARY who is entitled to a distribution from an account, the UNITS, cash or COMMON STOCK in the account shall be applied to reduce the amount of future EMPLOYER CONTRIBUTIONS payable to the PLAN. A participant or BENEFICIARY who is entitled to a distribution from an account which has previously been applied to reduce EMPLOYER CONTRIBUTIONS under this Section 38 shall, upon filing a written claim, have the account reinstated in full and upon such reinstatement shall receive a distribution of the balance in the reinstated account, with interest at the prevailing legal rate accrued from the date his account was applied to reduce EMPLOYER CONTRIBUTIONS. United States Savings Bonds in the account of a participant or BENEFICIARY whom the PLAN ADMINISTRATOR cannot locate shall escheat to the appropriate state or local governmental entity.

39.  Benefits Are Not Assignable
     ---------------------------

     Except as may be required by law, a participant's interest in the PLAN and that of a participant's BENEFICIARY or spouse shall not be subject in any manner to assignment, anticipation, alienation, sale, transfer, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so assign, anticipate, sell, transfer, pledge, encumber or charge the same shall be void.

40.  Facility of Payment
     -------------------

     If the PLAN ADMINISTRATOR determines that any individual entitled to any payment under the PLAN is physically or mentally incompetent and no guardian or conservator has been appointed to receive such payment, the PLAN ADMINISTRATOR may cause all payments thereafter becoming due to such individual to be applied for and on behalf of and for the benefit of such individual. Payments made pursuant to this provision shall completely discharge the COMPANY, the EMPLOYEE's EMPLOYER, the PLAN ADMINISTRATOR, the TRUSTEE and all fiduciaries of all further responsibility with respect to such individual.

41.  Military Service
     ----------------

     Notwithstanding any provision of the PLAN to the contrary, PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, MATCHING EMPLOYER CONTRIBUTIONS and BASIC EMPLOYER CONTRIBUTIONS with respect to qualified military service shall be provided in accordance with CODE Section 414(u). Participant loan repayments under Section 25 shall be suspended as permitted under CODE Section 414(u).

42.  Future of the Plan
     ------------------

     If participation in the PLAN is ended because a substantial portion of an EMPLOYER's property is sold or otherwise disposed of or because an EMPLOYER withdraws from the PLAN, a participant's interest is determined in accordance with the provisions of the next paragraphs as if the PLAN itself has been terminated.

     The COMPANY hopes and expects to continue this PLAN indefinitely, but because future conditions cannot be foreseen, its BOARD OF DIRECTORS necessarily reserves the right to amend or terminate the PLAN at any time. However, no amendment, merger or consolidation of the PLAN may be made which would reduce the right that any individual may then have with respect to the PLAN's assets then being held under the PLAN or permit any funds to revert to an EMPLOYER or to be used for any purpose except for the exclusive benefit of participants, spouses and BENEFICIARIES.

     If the PLAN is terminated, all contributions to the PLAN shall cease but the PLAN shall continue to operate in all other respects until all of the TRUST assets have been distributed in accordance with the provisions of the PLAN in effect on the date of its termination. In the event of a merger or consolidation with, or transfer of assets or liabilities to any other plan, if such other plan is then terminated, participant shall receive a benefit immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit which participant would have received had the PLAN terminated immediately prior to such merger, consolidation, or transfer.

43.  Definitions
     -----------

     AAAF:                              The AGGRESSIVE ASSET
     ----                               ALLOCATION FUND.

     After-Tax Contributions:           EMPLOYEE contributions to
     -----------------------            the PLAN and the
                                        PREDECESSOR PLAN as
                                        described in Subsection
                                        3(c); all EMPLOYEE
                                        Contributions made prior
                                        to October 1, 1984, under
                                        the PREDECESSOR PLAN and
                                        contributions
                                        characterized as such
                                        under a MERGED PLAN.  NON-
                                        PRE-TAX CONTRIBUTIONS are
                                        made with after-tax
                                        dollars.

     Aggressive Asset Allocation Fund:  A fund invested in a
     --------------------------------   diversified portfolio
                                        with a primary emphasis
                                        on stocks and a secondary
                                        emphasis on bonds.  (See
                                        Section 17)

     Basic Employer Contributions:      EMPLOYER CONTRIBUTIONS to
     ----------------------------       the PLAN as described in
                                        Subsection 4(b).

     BIF:                               The BOND INDEX FUND.
     ---

     Beneficiary:                       The person or persons
     -----------                        entitled to receive any
                                        distribution due under
                                        the PLAN in the event of
                                        a participant's death.
                                        For a married
                                        participant, the
                                        participant's spouse
                                        shall automatically be
                                        the BENEFICIARY unless
                                        the participant, with the
                                        written consent of his
                                        spouse, elects to
                                        designate
                                        another person
                                        or persons to be
                                        BENEFICIARY.  The consent
                                        of the spouse shall be in
                                        writing, shall
                                        acknowledge the effect of
                                        the consent, and shall be
                                        witnessed by a notary
                                        public or PLAN
                                        representative.  A
                                        participant designates a
                                        BENEFICIARY on a
                                        Designation of
                                        BENEFICIARY Form
                                        available from the PLAN
                                        ADMINISTRATOR.  In the
                                        event an unmarried
                                        participant does not
                                        designate a BENEFICIARY,
                                        the participant's estate
                                        shall be deemed to be the
                                        BENEFICIARY.

     Board of Directors:                The BOARD OF DIRECTORS of
     ------------------                 PG&E CORPORATION.

     Bond Index Fund:                   A FUND invested in
     ---------------                    marketable fixed-income
                                        securities.  (See Section
                                        13)

     Business Day:                      Any day that the New York
     ------------                       Stock Exchange is open
                                        for business.

     CAAF:                              The CONSERVATIVE ASSET
     ----                               ALLOCATION FUND.

     Calendar Quarter:                  The three-month period
     ----------------                   commencing on January 1,
                                        April 1, July 1 or
                                        October 1.

     Code:                              The Internal Revenue Code
     ----                              of 1986, as amended from
                                        time to time.

     Company:                           PG&E CORPORATION.
     -------

     Common Stock:                      The COMMON STOCK issued
     ------------                       by PG&E CORPORATION.

     Conservative Asset Allocation Fund:A fund invested --------------------------------- in a diversified portfolio with a primary
                                        emphasis on bonds and a
                                        secondary emphasis on
                                        stocks.  (See Section 15)

     Covered Compensation:              Earnings from an
     --------------------               EMPLOYER, including
                                        elective PRE-TAX
                                        CONTRIBUTIONS and any
                                        amounts set aside by the
                                        participant from
                                        otherwise taxable income
                                        under a welfare benefit
                                        plan qualified under
                                        Section 125 of the CODE
                                        (a cafeteria plan),
                                        payments by an EMPLOYER
                                        to provide long-term
                                        disability benefits and,
                                        in the case of EMPLOYEES
                                        of U.S. Generating
                                        Company only, overtime
                                        pay. COVERED COMPENSATION
                                        shall not include the
                                        taxable portion of
                                        bonuses; overtime
                                        compensation (except in
                                        the case of EMPLOYEES of
                                        U.S. Generating Company);
                                        commissions or incentive
                                        compensation; any
                                        reimbursements or other
                                        expense allowances;
                                        fringe benefits; moving
                                        expenses, payments, other
                                        than temporary
                                        compensation, made under
                                        any Workers' Compensation
                                        law, voluntary wage
                                        benefit, or state
                                        disability plan;
                                        severance or disability
                                        compensation or other
                                        deferred compensation or
                                        welfare benefits.  For
                                        PLAN YEARS beginning
                                        after 1988 and before
                                        1994, the maximum COVERED
                                        COMPENSATION of each
                                        EMPLOYEE that may be
                                        taken into account each
                                        PLAN YEAR shall not
                                        exceed $200,000 (as
                                        adjusted by the Secretary
                                        of the Treasury under
                                        CODE Section 401(a)(17).
                                        For PLAN YEARS beginning
                                        after 1993, the maximum
                                        COVERED COMPENSATION of
                                        each EMPLOYEE that may be
                                        taken into account each
                                        PLAN YEAR shall not
                                        exceed $150,000 (as
                                        adjusted by the Secretary
                                        of the Treasury under
                                        CODE Section 401(a)(17)).
                                        For PLAN YEARS beginning
                                        prior to
                                        January 1, 1997 under the
                                        PREDECESOR PLAN or the
                                        PLAN, in determining the
                                        COVERED COMPENSATION of a
                                        HIGHLY COMPENSATED
                                        EMPLOYEE for purposes of
                                        this limitation, the
                                        rules of CODE Section
                                        414(q)(6) shall apply,
                                        except that the term
                                        "family" shall include
                                        only the spouse of the
                                        EMPLOYEE and any lineal
                                        descendants of the
                                        EMPLOYEE who have not
                                        attained age 19 before
                                        the close of the YEAR.
                                        If the aggregate COVERED
                                        COMPENSATION of family
                                        members exceeds the
                                        applicable compensation
                                        limit as
                                        limited by CODE
                                        Section 401(a)(17), then
                                        the amount of COVERED
                                        COMPENSATION considered
                                        under the PLAN for each
                                        family member is
                                        proportionately reduced
                                        so that the total equals
                                        the applicable
                                        compensation limitation
                                        under CODE Section
                                        401(a)(17).  This rule
                                        shall have no force nor
                                        effect for PLAN YEARS
                                        under the PREDECESSOR
                                        PLAN or the PLAN
                                        beginning on or after
                                        January 1, 1997.

     Eligible Employee:                 One entitled to become a
     -----------------                  contributing participant,
                                        provided, however, a
                                        "leased EMPLOYEE," as
                                        defined in CODE Section
                                        414(n)(2) shall not be
                                        entitled to become an
                                        ELIGIBLE EMPLOYEE.

     Eligible Retirement Plan:          An individual retirement
     ------------------------           account described in CODE
                                        Section 408(a), an
                                        individual retirement
                                        annuity described in CODE
                                        Section 408(b), an
                                        annuity plan described in
                                        CODE Section 403(a), or a
                                        qualified TRUST described
                                        in CODE Section 401(a), that
                                        accepts the participant's
                                        eligible rollover
                                        distribution.  However,
                                        in the case of an
                                        eligible rollover
                                        distribution to a
                                        participant's surviving
                                        spouse, an ELIGIBLE
                                        RETIREMENT PLAN is an
                                        individual retirement
                                        account or individual
                                        retirement annuity.

     Employee:                          An EMPLOYEE of an
     --------                           EMPLOYER not covered by a
                                        collective bargaining
                                        agreement; provided,
                                        however, that such term
                                        shall not mean an
                                        individual who is a
                                        "leased employee" or who
                                        has entered into a
                                        written contract or
                                        agreement with an
                                        EMPLOYER which explicitly
                                        excludes such individual
                                        from participating in an
                                        EMPLOYER's benefit plans.
                                        The provisions of this
                                        definition shall govern
                                        under the PREDECESSOR
                                        PLAN and the PLAN,
                                        whether or not it is
                                        determined that an
                                        individual otherwise
                                        meets the definition of
                                        "common law" employee.

     Employee Benefit Committee:        The EMPLOYEE BENEFIT
     --------------------------         COMMITTEE referred to in
                                        Section 33.

     Employee Stock Ownership Plan:     That portion of the
     -----------------------------      PLAN consisting of an
                                        employee stock ownership
                                        plan as defined in CODE
                                        Section 4975(e)(7).

     Employer:                          PG&E CORPORATION, Pacific
     --------                           Gas and Electric Company,
                                        PG&E Energy Services
                                        Corporation, PG&E Energy
                                        Trading Corporation, PG&E
                                        Gas Transmission
                                        (Northwest), PG&E Gas
                                        Transmission, Texas
                                        Corporation, U.S.
                                        Generating Company, and
                                        any other company or
                                        association designated by
                                        the BOARD OF DIRECTORS,
                                        the Nominating and
                                        Compensation Committee of
                                        the BOARD, or the
                                        EMPLOYEE BENEFIT
                                        COMMITTEE, as eligible to
                                        participate in this PLAN
                                        as an EMPLOYER.

     Employer Contributions:            Any contributions to the
     ----------------------             PLAN by the COMPANY or an
                                        EMPLOYER on or after the
                                        PLAN EFFECTIVE DATE
                                        (including BASIC EMPLOYER
                                        CONTRIBUTIONS and
                                        MATCHING EMPLOYER
                                        CONTRIBUTIONS) and
                                        contributions
                                        characterized as such
                                        made by an EMPLOYER to
                                        the PREDECESSOR PLAN or
                                        a MERGED PLAN.

     FlexDollars:                       Amounts which a
     -----------                        participant elects
                                        pursuant to the COMPANY's
                                        Flex Plan for PLAN YEARS
                                        beginning before January
                                        1, 2000, to contribute as
                                        PRE-TAX CONTRIBUTIONS.
                                        Rules governing
                                        FLEXDOLLARS are contained
                                        in the COMPANY's Flex
                                        Plan; rules governing the
                                        treatment of FLEXDOLLARS
                                        under this PLAN are
                                        contained in Subsection
                                        3(b).

     Fund:                              The PG&E CORPORATION
     ----                               STOCK FUND, the BOND
                                        INDEX FUND, the LARGE
                                        COMPANY STOCK INDEX FUND,
                                        the SMALL

                                        COMPANY STOCK
                                        INDEX FUND, the
                                        INTERNATIONAL STOCK INDEX
                                        FUND, the STABLE VALUE
                                        FUND, the CONSERVATIVE
                                        ASSET ALLOCATION FUND,
                                        the MODERATE ASSET
                                        ALLOCATION FUND, the
                                        MUTUAL FUND WINDOW and
                                        the AGGRESSIVE ASSET
                                        ALLOCATION FUND or any of
                                        them.

     Highly Compensated:                Whether an ELIGIBLE
     ------------------                 EMPLOYEE is HIGHLY
                                        COMPENSATED shall be
                                        determined under CODE
                                        Section 414(q) and as
                                        described in applicable
                                        Treasury regulations
                                        thereunder or other
                                        guidance issued by the
                                        Internal Revenue Service.

     International Stock Index Fund:    A FUND invested in a
     ------------------------------     diversified portfolio
                                        consisting principally of
                                        non-U.S. common stock.
                                        (See Section 11)

     Investment Fund:                   The PG&E CORPORATION
     ---------------                    STOCK FUND, the BOND
                                        INDEX FUND, the LARGE
                                        COMPANY STOCK INDEX FUND,
                                        the SMALL COMPANY STOCK
                                        INDEX FUND, the
                                        INTERNATIONAL STOCK INDEX
                                        FUND, the STABLE VALUE
                                        FUND, the CONSERVATIVE
                                        ASSET ALLOCATION FUND,
                                        the MODERATE ASSET
                                        ALLOCATION FUND, the
                                        MUTUAL FUND WINDOW and
                                        the AGGRESSIVE ASSET
                                        ALLOCATION FUND or any of
                                        them.

                                        The EMPLOYEE BENEFIT
                                        COMMITTEE, in its
                                        discretion, may modify,
                                        add to or remove one or
                                        more of the INVESTMENT
                                        FUNDS.  At least three of
                                        the INVESTMENT FUNDS
                                        shall be diversified,
                                        have materially different
                                        risk and return
                                        characteristics, and
                                        otherwise be designed to
                                        comprise a broad range of
                                        investment
                                        alternatives
                                        as described under
                                        Section 404(c) of ERISA.

     Investment Manager:                A fiduciary designated by
     ------------------                 the EMPLOYEE BENEFIT
                                        COMMITTEE under this PLAN
                                        to whom has been
                                        delegated the
                                        responsibility and
                                        authority to manage,
                                        acquire or dispose of
                                        PLAN assets (a) who
                                        (1) is registered as an
                                        investment adviser under
                                        the Investment Advisers
                                        Act of 1940; (2) is a
                                        bank, as defined in that
                                        Act; or (3) is an insur-
                                        ance company qualified to
                                        perform investment
                                        advisory services under
                                        the laws of more than one
                                        state; and (b) who has
                                        acknowledged in writing
                                        that it is a fiduciary
                                        with respect to the
                                        management, acquisition,
                                        and control of PLAN
                                        assets.

     ISF:                               The INTERNATIONAL STOCK
     ---                                INDEX FUND.

     Large Company Stock Index Fund:    A FUND invested in a
     ------------------------------     diversified portfolio
                                        consisting principally of
                                        common stock of large
                                        U.S. companies.  (See
                                        Section 9)

     LCSF:                              The LARGE COMPANY STOCK
     ----                               INDEX FUND.

     Long Term Disability Plan:         A plan maintained by an
     -------------------------          EMPLOYER to provide long-
                                        term disability benefits
                                        to covered individuals.

     MAAF:                              The MODERATE ASSET
     ----                               ALLOCATION FUND.

     Matching Employer Contributions:   Any contributions to
     -------------------------------    the PLAN by the COMPANY
                                        or an EMPLOYER on or
                                        after the PLAN EFFECTIVE
                                        DATE under Section 4(a)
                                        and contributions
                                        characterized as such
                                        made by an EMPLOYER to
                                        the PREDECESSOR PLAN or
                                        a MERGED PLAN.

     Merged Plan:                       A qualified defined
     -----------                        contribution retirement
                                        plan maintained by an
                                        EMPLOYER which was merged
                                        into
                                        this PLAN as of the
                                        PLAN EFFECTIVE DATE.

     Moderate Asset Allocation Fund:    A fund invested in a
     ------------------------------     diversified portfolio
                                        with an emphasis on
                                        stocks and bonds.  (See
                                        Section 16)

     Mutual Fund Window:                A fund maintained for the
     ------------------                 purpose of allowing
                                        participants to invest in
                                        a variety of mutual funds
                                        managed by various
                                        investment management
                                        firms.  (See Section 14)

     Notice:                            Any method of
     ------                             communication, whether
                                        electronic, telephonic,
                                        written or other,
                                        provided that the PLAN
                                        ADMINISTRATOR has
                                        communicated in writing
                                        to participants any such
                                        method and its format as
                                        appropriate and
                                        acceptable.

     PG&E Corporation Stock Fund:       A fund invested in the
     ---------------------------        COMMON STOCK issued by
                                        PG&E CORPORATION.  (See
                                        Section 8)

     Plan:                              The PG&E CORPORATION
     ----                               RETIREMENT SAVINGS PLAN,
                                        as amended and restated
                                        and set forth herein.

     Plan Administrator:                EMPLOYEE BENEFIT
     ------------------                 COMMITTEE, PG&E
                                        Corporation, One Market
                                        Street, Spear Tower,
                                        Suite 400, San Francisco,
                                        CA 94105

     Plan Effective Date:               June 1, 1999, the
     -------------------                effective date of this
                                        amended and restated
                                        PLAN.  Notwithstanding
                                        the foregoing, the PLAN
                                        EFFECTIVE DATE shall be
                                        May 1, 1999, with respect
                                        to any EMPLOYEE of (i)
                                        PG&E Gas Transmission
                                        Corporation or any of its
                                        subsidiaries, (ii) PG&E
                                        Gas Transmission, Texas
                                        Corporation, or any of
                                        its subsidiaries, or
                                        (iii) PG&E Gas
                                        Transmission Teco, Inc.,
                                        or any of its
                                        subsidiaries.

     Plan Office:                       PG&E Corporation, One
     -----------                        Market Street, Spear
                                        Tower, Suite 400, San
                                        Francisco, CA 94105

     Plan Year:                         The calendar YEAR
     ---------                          beginning January 1 and
                                        ending December 31.

     Pre-Tax Contributions:        Amounts deferred from a
     ---------------------         Participant's COVERED
                                   COMPENSATION under the
                                   PLAN or the PREDECESSOR
                                   PLAN as described in
                                   Subsection 3(a) and
                                   contributions
                                   characterized as such
                                   under a MERGED PLAN.  PRE-
                                   TAX CONTRIBUTIONS are
                                   made with pre-tax
                                   dollars.

     Predecessor Plan:             The  Pacific Gas and
     ----------------              Electric Company Savings
                                   Fund Plan for Non-Union
                                   Employees, as originally
                                   placed in effect on April
                                   1, 1959, and amended
                                   thereafter.

     Retirement Plan:              A defined benefit plan
     ---------------               that is intended to meet
                                   the requirements of CODE
                                   Section 401(a) and which
                                   is sponsored by an
                                   EMPLOYER.

     Rollover Contribution:        An amount contributed by
     ---------------------         a participant which
                                   originated from another
                                   EMPLOYER's qualified PLAN
                                   which is eligible for
                                   rollover under CODE
                                   Section 402(c)(4).

     SCSF:                         The SMALL COMPANY STOCK
     ----                          INDEX FUND.

     Service:                      The period of time
     -------                       commencing with the first
                                   day of employment or
                                   reemployment for an
                                   EMPLOYER and ending on
                                   participant's SEVERANCE
                                   FROM SERVICE DATE.  For
                                   an EMPLOYEE covered under
                                   the PREDECESSOR PLAN or a
                                   MERGED PLAN prior to the
                                   PLAN EFFECTIVE DATE,
                                   SERVICE will include such
                                   EMPLOYEE's period of
                                   service as determined
                                   under the PREDECESSOR
                                   PLAN or respective MERGED
                                   PLAN as of the day
                                   preceding the PLAN
                                   EFFECTIVE DATE.

                                   If an EMPLOYEE with less
                                   than one YEAR of SERVICE
                                   is rehired after a period
                                   of severance which
                                   extends for 12 months or
                                   more, the EMPLOYEE shall
                                   be treated as a new
                                   EMPLOYEE for all
                                   purposes, and the SERVICE
                                   and compensation
                                   before
                                   the SEVERANCE FROM
                                   SERVICE DATE shall not be
                                   recognized for any
                                   purpose of the PLAN.
                                   Participants who have a
                                   period of severance after
                                   they have completed at
                                   least one year of SERVICE
                                   and who are later
                                   rehired, immediately
                                   become ELIGIBLE EMPLOYEES
                                   entitled to contribute in
                                   accordance with their
                                   total years of SERVICE.
                                   SERVICE shall also
                                   include all years of
                                   SERVICE with:

                                   (a)  Any corporation
                                        which is a member of
                                        the same controlled
                                        group of
                                        corporations as the
                                        COMPANY or of any
                                        other EMPLOYER
                                        (within the meaning
                                        of CODE
                                        Section 414(b));

                                   (b)  Any trade or
                                        business under the
                                        common control of
                                        the COMPANY or of
                                        any other EMPLOYER
                                        (within the meaning
                                        of CODE
                                        Section 414(c));

                                   (c)  Any service
                                        organization which
                                        is a member of the
                                        same affiliated
                                        service group as the
                                        COMPANY or of any
                                        other EMPLOYER
                                        (within the meaning
                                        of CODE Section
                                        414(m)).

     Severance From Service Date:       A.   The date on
     ---------------------------        which an EMPLOYEE
                                        quits, retires, is
                                        discharged or dies;
                                        or

                                        B.   The first
                                        anniversary of the
                                        first date of a
                                        period in which a
                                        participant remains
                                        absent from work
                                        for an EMPLOYER for
                                        any reason other
                                        than resignation,
                                        retirement,
                                        discharge, or
                                        death.

                                   C.   For the purpose of
                                        determining the
                                        SEVERANCE FROM
                                        SERVICE DATE, the
                                        following periods
                                        shall not be
                                        considered as
                                        absences from work
                                        for an EMPLOYER:

                                        (1)  Absence on a
                                             leave of
                                             absence
                                             authorized by
                                             an EMPLOYER.

                                        (2)  Absence because
                                             of illness or
                                             injury as long
                                             as the
                                             participant is
                                             entitled to
                                             receive sick
                                             leave pay or is
                                             entitled to
                                             receive
                                             benefits under
                                             the provisions
                                             of the
                                             Voluntary Wage
                                             Benefit Plan, a
                                             state
                                             disability
                                             plan, the LONG
                                             TERM DISABILITY
                                             PLAN, or a
                                             Workers'
                                             Compensation
                                             Law.

                                        (3)  Absence for
                                             military
                                             service or
                                             service in the
                                             Merchant
                                             Marines so long
                                             as reemployment
                                             rights are
                                             protected by
                                             law.

                                        (4)  Absence caused
                                             by layoff for
                                             lack of work of
                                             less than 12
                                             continuous
                                             months for a
                                             participant who
                                             has less than
                                             five YEARS of
                                             SERVICE, or 24
                                             continuous
                                             months for a
                                             participant who
                                             has five or
                                             more YEARS of
                                             SERVICE.

     Small Company Stock Index Fund:    A FUND invested in a
     ------------------------------     diversified portfolio
                                        consisting principally of
                                        common stock of small
                                        capitalization U.S.
                                        companies.  (See Section
                                        10)

     Stable Value Fund:                 A FUND invested in fixed
     -----------------                  rate, fixed term
                                        investment contracts.
                                        (See Section 12)

     SVF:                               The STABLE VALUE FUND.
     ---

     Trust:                        The TRUST into which all
     -----                         contributions are
                                   deposited and from which
                                   all distributions are
                                   made.

     Trustee:                      Fidelity Management Trust
     -------                       Company, or such other
                                   bank or trust company
                                   selected by the EMPLOYEE
                                   BENEFIT COMMITTEE which
                                   agrees to act as TRUSTEE
                                   or successor TRUSTEE of
                                   the TRUST pursuant to the
                                   TRUST AGREEMENT.

     Trust Agreement:              The agreement between the
     ---------------               COMPANY and the TRUSTEE.

     Unit:                         A measurement of
     ----                          participant's interest in
                                   the INVESTMENT FUNDS.

     Year:                         The calendar YEAR
     ----                          beginning January 1 and
                                   ending December 31.

                       SPECIAL PROVISION A

                      TOP HEAVY PROVISIONS
                      --------------------

(a)  General Rule
     ------------
     For any PLAN YEAR for which the PLAN (or the PREDECESSOR PLAN) is a "top-heavy plan" as defined in Subsection (e) below, any other provisions of this PLAN
     (or the PREDECESSOR PLAN) to the contrary notwithstanding, this PLAN (or the PREDECESSOR PLAN) shall be subject to the following provisions:

     (1)  The minimum contribution provisions of Subsection
          (b).

     (2)  The limitation on contribution set by Subsection
          (c).

(b)  Minimum Contribution Provisions
     -------------------------------
     Each participant who (i) is a non-key EMPLOYEE (as defined in Subsection (g) below) and (ii) is employed on the last day of the PLAN YEAR, even if such individual is excluded from the PLAN (or the PREDECESSOR PLAN) for failing to make mandatory contributions to the PLAN (or the PREDECESSOR PLAN), shall be entitled to have contributions allocated to his account of not less than 3 percent (the "minimum contribution percentage") of the participant's compensation (within the meaning of CODE Section 415). In determining the minimum contribution percentage to be allocated to an EMPLOYEE's account, a key EMPLOYEE's PRE-TAX CONTRIBUTIONS shall be considered as an EMPLOYER CONTRIBUTION. However, PRE-TAX CONTRIBUTIONS on behalf of EMPLOYEES other than key EMPLOYEES shall not be considered as EMPLOYER CONTRIBUTIONS.

     The minimum contribution percentage set forth above shall be reduced for any PLAN YEAR in which the percentage at which contributions are made (or required to be made) under the PLAN for the PLAN YEAR for the key EMPLOYEE for whom such percentage is the highest for such PLAN YEAR is less than 3 percent. For this purpose, the percentage with respect to a key EMPLOYEE (as defined in Subsection (f) below) shall be determined by dividing the contributions (including forfeitures and PRE-TAX CONTRIBUTIONS) made for such key EMPLOYEES by so much of his total compensation for the PLAN YEAR.

     Contributions taken into account under the immediately preceding sentence shall include contributions under this PLAN (or the PREDECESSOR PLAN) and under all other defined contribution plans required to be included in an aggregation group (as defined in Subsection (e)(3) below) but shall not include any plan required to be included in such aggregation group if such plan enables a defined contribution plan required to be included in such group to meet the requirements of the CODE prohibiting discrimination as to contributions or benefits in favor of EMPLOYEES who are officers, shareholders or the highly-compensated or prescribing the minimum participation standards.

     Contributions taken into account under this Subsection
     (b) shall not include any contributions under the Social Security Act or any other federal or state law.

(c)  Limitations on Contributions
     ----------------------------

     In the event that the EMPLOYER also maintains a defined benefit PLAN providing benefits on behalf of participants in this PLAN, one of the two following provisions shall apply:

     (1)  If for the PLAN YEAR this PLAN (or the PREDECESSOR
          PLAN) would not be a "top-heavy PLAN" as defined in Subsection (e) below if "90 percent" were substituted for "60 percent," then Subsection (b) shall apply for such PLAN YEAR as if amended so that "4 percent" were substituted for "3 percent."

     (2)  If for the PLAN YEAR this PLAN (or the PREDECESSOR
          PLAN) would continue to be a "top-heavy PLAN" as defined in Subsection (e) below if "90 percent" were substituted for "60 percent," then the denominator of both the defined contribution PLAN fraction and the defined benefit PLAN fraction shall be calculated as set forth in Section 415(e) of the CODE for the limitation YEAR ending in such PLAN YEAR by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no EMPLOYER CONTRIBUTIONS allocated or any accruals for such individual under the defined benefit PLAN. Furthermore, the transitional rule set forth in
          Section 415(e) of the CODE shall be applied by substituting "$41,500" for "$51,875."

(d)  Coordination with Other Plans
     -----------------------------

     In the event that another defined contribution or defined benefit plan maintained by the EMPLOYER provides contributions or benefits on behalf of participants in this PLAN (or the PREDECESSOR PLAN), such other plan shall be treated as a part of this PLAN (or the PREDECESSOR PLAN) pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling or regulations) in determining whether this PLAN (or the PREDECESSOR PLAN) satisfies the requirements of Subsections (b), (c) and (d). Such determination shall be made upon the advice of counsel by the EMPLOYEE BENEFIT COMMITTEE.

(e)  Top-Heavy Plan Definition
     -------------------------

     This PLAN (OR THE PREDECESSOR PLAN) shall be a "top-heavy PLAN" for any PLAN YEAR if, as of the determination date (as defined in Subsection (e)(1) below), the aggregate of the accounts under the PLAN and any required aggregation group or permissive aggregation group of plans for participants (including former participants) who are key EMPLOYEES (as defined in Subsection (f) below but not including accounts of individuals excluded under CODE Section 416(g)(4)(E)) exceeds 60 percent of the present value of the aggregate of the accounts for all participants, excluding former key EMPLOYEES, or if this PLAN is required to be in an aggregation group (as defined in Subsection (e)(3) below) which for such PLAN YEAR is a top-heavy group (as defined in Subsection (e)(4) below).

     (1) "Determination date" means for any PLAN YEAR the last day of the immediately preceding PLAN YEAR.

     (2)  "Valuation date" means the last day of each PLAN
          YEAR.

     (3) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

          (A) The group of plans that are required to be aggregated (the "required aggregation group") includes

               (i) Each plan of the EMPLOYER (as defined in Subsection (h) below) in which a key
                    EMPLOYEE is a participant, including
                    collectively-bargained plans, and

               (ii) Each other plan, including collectively-
                    bargained plans of the EMPLOYER (as
                    defined in Subsection (h) below) which
                    enables a plan in which a key EMPLOYEE
                    is a participant to meet the
                    requirements of the CODE prohibiting
                    discrimination as to contributions or
                    benefits in favor of EMPLOYEES who are
                    officers, shareholders or the highly-
                    compensated or prescribing the minimum
                    participation standards.

          (B) The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of the EMPLOYER
               (as defined in Subsection (h) below) that is not part of the required aggregation group and that the EMPLOYEE BENEFIT COMMITTEE certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the HIGHLY
               COMPENSATED and to meet the minimum
               participation standards under the CODE.

     (4) "Top-heavy group" means the aggregation group, if as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for key EMPLOYEES under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of key
          EMPLOYEES under all defined contribution plans included in the aggregation group exceeds 60 percent of the sum of the present value of the cumulative accrued benefits for all EMPLOYEES, excluding former key EMPLOYEES, under all such defined benefit plans plus the aggregate accounts for all EMPLOYEES, excluding former key EMPLOYEES, under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group shall be top heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group shall be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group shall be top-heavy.

     (5)  In determining whether this PLAN (OR THE
          PREDECESSOR PLAN) constitutes a "top-heavy PLAN," the EMPLOYEE BENEFIT COMMITTEE (or its agent) shall make the following adjustments in connection therewith:

          (A) When more than one plan is aggregated, the EMPLOYEE BENEFIT COMMITTEE shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated separately by adding the results of each plan as of the determination dates for such plans that fall with the same calendar YEAR.

          (B)  In determining the present value of the
               cumulative accrued benefit or the amount of the account of any EMPLOYEE, such present value or account shall include the amount in dollar value of the aggregate distributions made to such EMPLOYEE under the applicable PLAN during the five-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to EMPLOYEES which represented the entire amount credited to their accounts under the applicable PLAN.

          (C) Further, in making such determination, in any case where an individual is a "non-key EMPLOYEE" as defined in Subsection (g) below, with respect to an applicable plan, but was a key EMPLOYEE with respect to such plan for any prior PLAN YEAR, any accrued benefit and any account of such EMPLOYEE shall be altogether disregarded. For this purpose, to the extent that a key EMPLOYEE is deemed to be a key EMPLOYEE if he or she met the definition of key EMPLOYEE within any of the four preceding PLAN YEARS, this provision shall apply following the end of such period of time.

(f)  Key EMPLOYEE

     The term "key EMPLOYEE" means any EMPLOYEE or former
     EMPLOYEE under this PLAN who, at any time during the PLAN YEAR containing the determination date or during any of the four preceding PLAN YEARS, is or was one of the following:

     (1) An officer of the EMPLOYER having an annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the CODE for such PLAN YEAR. Whether an individual is an officer shall be determined by the EMPLOYEE BENEFIT COMMITTEE on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of officer. For any such PLAN YEAR, these shall be treated as officers no more than the lesser of:

          (A)  50 EMPLOYEES, or

          (B) the greater of three EMPLOYEES or 10 percent of the EMPLOYEES.

     For this purpose, if there are more than 50 officers, the 50 highest-paid officers shall be the key
     EMPLOYEES.

     (2) One of the ten EMPLOYEES owning (or considered as owning, within the meaning of the constructive ownership rules of the CODE) the largest interests in the EMPLOYER (as defined in Subsection (h)).
          An EMPLOYEE who has some ownership interest is considered to be one of the top ten owners unless at least ten other EMPLOYEES own a greater interest than that EMPLOYEE. However, an EMPLOYEE shall not be considered a top ten owner for a PLAN YEAR if the EMPLOYEE earns an amount equal to or less than the maximum dollar limitation on contributions and other annual additions to a participant's account in a defined contribution PLAN under the CODE as in effect for the calendar YEAR in which the determination date falls.

     (3) Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the CODE) more than 5 percent of the outstanding stock of the EMPLOYER or stock possessing more than
          5 percent of the combined total voting power of all stock of the EMPLOYER.

     (4) A 1 percent owner of the EMPLOYER having an annual compensation from the EMPLOYER of more than $150,000, and who owns more than 1 percent of the outstanding stock of the EMPLOYER or stock possessing more than 1 percent of the combined total voting power of all stock of the EMPLOYER. For purposes of this subsection, compensation means all items includable as compensation for purposes of applying the limitations on contributions and other annual additions to a participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the CODE.

     For purposes of parts (1), (2), (3) and (4) of this definition, a BENEFICIARY of a key EMPLOYEE shall be treated as a key EMPLOYEE. For purposes of parts (3) and (4), each EMPLOYER is treated separately (without regard to the definition in Subsection (h)) in determining ownership percentages; but, in determining the amount of compensation, the definition of EMPLOYER in Subsection (h) is taken into account.

(g)  Non-key EMPLOYEE
     ----------------

     The term "non-key EMPLOYEE" means any EMPLOYEE (and any
     BENEFICIARY or an EMPLOYEE) who is not a key EMPLOYEE.

(h)  Employer
     --------

     The term "EMPLOYER" as defined in Section 43 of this PLAN.

                           APPENDIX A

          OPERATIVE PROVISIONS OF CERTAIN MERGED PLANS
          --------------------------------------------


The following provisions of certain MERGED PLANS are deemed to be "protected benefits" pursuant to CODE Section 411(d)(6) and the regulations thereunder and accordingly will be applied under this PLAN respectively for former participants of these MERGED PLANS who are participants in the PLAN on and after the PLAN EFFECTIVE DATE. The "protected benefits" specified herein for each MERGED PLAN shall only apply to former participants of that MERGED PLAN and only to that portion of a participant's account under this PLAN which is attributable to prior participation under the MERGED PLAN.

1.   THE PACIFIC GAS TRANSMISSION COMPANY SAVINGS FUND PLAN FOR
     MANAGEMENT EMPLOYEES

     (a) In addition to the conditions stated in Section 29 of the PLAN for withdrawals during service, a former participant of the Pacific Gas Transmission Company Savings Fund Plan for Management Employees who becomes a participant in the PLAN may, at any time without restriction, elect to withdraw from his or her account under this PLAN amounts transferred, if any, from such former participant's Prior Company Account under the Pacific Gas Transmission Company Savings Fund Plan for Management Employees. Such an election shall not cause suspension from the PLAN.

     (b) In addition to the form of payment stated in Section 31 of the PLAN for distributions following a separation from service, a former participant of the Pacific Gas Transmission Company Savings Fund Plan for Management Employees who becomes a participant in the PLAN may elect, if the value of his or her account exceeds $5,000, to receive distribution in the form of (i) any portion of the distribution to be paid in a cash lump sum, with the remainder to be paid in cash at a later time, or (ii) cash installments over a period not to exceed the life expectancy of the participant and his or her beneficiary, with such life expectancy to be computed at the time distribution first commences (without further recalculation) using the expected return multiples set forth in Tables V and VI of Treas. Reg. Section 1.72-9.

2.   THE PG&E GAS TRANSMISSION, TEXAS CORPORATION SAVINGS FUND
     PLAN

     (a) Notwithstanding the definition of SEVERANCE FROM SERVICE DATE contained in Section 43 of the Plan, a former participant of the Pacific Gas Transmission, Texas Corporation Savings Fund Plan who becomes a participant in the PLAN may retire under the PLAN and receive a distribution of his or her account if he or she is found to be disabled as defined herein. A former participant of the Pacific Gas Transmission, Texas Corporation Savings Fund Plan who becomes a participant in the PLAN shall be deemed to be disabled if such participant, as a result of illness or injury, suffers from a condition of mind or body which qualifies the participant for disability benefits from the Social Security Administration. The PLAN ADMINISTRATOR will determine the existence of such disability and may rely on medical evidence by a licensed physician selected by the PLAN ADMINISTRATOR.

     (b) In addition to the form of payment stated in Section 31 of the PLAN for distributions following a separation from service, a former participant of the Pacific Gas Transmission, Texas Corporation Savings Fund Plan who becomes a participant in the PLAN may elect, if the value of his or her account exceeds $5,000, to receive distribution in the form of (i) a combination of a cash lump sum, with the remainder to be paid in cash installments (as described in clause (ii)) or (ii) entirely in substantially equal cash installments subject to subsequent gains and losses on the account, provided that such participant may, after installment payments have commenced, elect at any time to have the remainder of his or her interest paid in a single cash lump sum.

     (c) In addition to the form of payment stated in Section 31 of the PLAN for distributions following a separation from service and in addition to the options described in Section 2(b) of this Appendix A, a former participant of the Pacific Gas Transmission, Texas Corporation Savings Fund Plan who is a Shoreline Affected Employee (as described in the "Statement of Transfer of Participant Accounts from Omni Hotels 401(k) Plan to Pacific Gas Transmission, Texas Corporation Savings Fund Plan") and who becomes a participant in the PLAN may elect, if the value of his or her account exceeds $5,000, distribution in the form of:

          (1) if the participant has attained age 55, monthly, quarterly, semiannual or annual installments for a period of not less than five (5) years, or more than the life expectancy of the participant or the joint life expectancy of the participant and beneficiary, determined under Proposed Treas. Reg.
               Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of CODE Section 401(a)(9)(g); or

          (2) if the participant's Employment Commencement Date (as determined under the Shoreline Operating Company 401(k) Plan) was prior to January 1, 1995, a non-transferable fixed or variable annuity contract purchased with the vested portion of his Account under the PLAN from an insurance company selected by the EMPLOYEE BENEFIT COMMITTEE.

          If a participant who is married wishes to elect an annuity contract, the form of payment will be a Qualified Joint and Survivor Annuity unless the participant waives such form with spousal consent in favor of a Single Life Annuity or Joint and Survivor Annuity.

          For purposes of this Section 2(c) of Appendix A,
          (i) a single life annuity shall mean an annuity providing equal monthly payments for the life of the participant with no survivor benefits; (ii) a joint and survivor annuity shall mean an annuity payable for the life of the participant, and if the participant's beneficiary survives the participant, 75 percent or 100 percent of the participant's annuity payment shall be continued to the beneficiary for his or her life; (iii) a qualified joint and survivor annuity shall mean an annuity which provides a level monthly benefit to the participant for his or her lifetime, and upon the participant's death, 50 percent of the participant's annuity payment shall be continued to his or her beneficiary for life, where such beneficiary is the participant's spouse as of the annuity starting date.

          The PLAN ADMINISTRATOR shall provide notice to a participant (as described within this Section 2(c) of Appendix A) who wishes to elect an annuity contract form of payment in accordance with
          Section 11.4 of the Shoreline Operating Company 401(k) Plan, which is incorporated by reference herein.

3.   U.S. GENERATING COMPANY 401(K) PROFIT-SHARING PLAN

     (a) Notwithstanding the definition of SEVERANCE FROM SERVICE DATE contained in Section 43 of the Plan, a former participant of the U.S. Generating Company 401(K) Profit-Sharing Plan who becomes a participant in the PLAN may retire under the PLAN and receive a distribution of his or her account if he or she is found to be disabled as defined herein. A former participant of the U.S. Generating Company 401(K) Profit-Sharing Plan who becomes a participant in the PLAN shall be deemed to be disabled if, based on competent medical evidence by a licensed physician selected by the PLAN ADMINISTRATOR, such participant, as a result of physical or mental disease or condition, will be permanently incapable of performing his or her usual and customary employment with the EMPLOYER.

     (b) In addition to the form of payment stated in Section 31 of the PLAN for distributions following a separation from service (including for disability as provided in 3(a) of this Appendix A), a former participant of the U.S. Generating Company 401(K) Profit-Sharing Plan who becomes a participant in the PLAN may elect, if the value of his or her account exceeds $5,000, to receive distribution in the form of:

          (1) substantially uniform annual (or more frequent) cash installments, for which the participant or beneficiary may elect the recalculation rule of CODE Section 401(a)(9)(D), over (i) if the beneficiary is the participant's spouse, a period not to exceed the joint and last survivor life expectancy of the participant and beneficiary, computed using the expected return multiples set forth in Treas. Reg. Section 1.72-9; or (ii) if the beneficiary is not the participant's spouse, a period not to exceed the lesser of the joint and last survivor life expectancy of the participant and beneficiary, computed using the expected return multiples set forth in Treas. Reg. Section 1.72-9, or the period determined under Proposed Treas. Reg. Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of CODE Section 401(a)(9)(g); or

          (2) if the participant first became eligible to participate in the U.S. Generating Company 401(K) Profit-Sharing Plan prior to January 1, 1995, (i) a Qualified Joint and Survivor Annuity as defined herein if such participant is married on the date of distribution (annuity starting date), (ii) a Single Life Annuity as defined herein, or (iii) a Joint and Survivor Annuity as defined herein, any of which shall be purchased with the value of the participant's account.

          For purposes of this Section 3(b) of Appendix A,
          (i) a single life annuity shall mean an annuity providing equal monthly payments for the life of the participant with no survivor benefits; (ii) a joint and survivor annuity shall mean an annuity payable for the life of the participant, and if the participant's beneficiary survives the participant, 50 percent, 75 percent or 100 percent of the participant's annuity payment shall be continued to the beneficiary for his or her life;
          (iii) a qualified joint and survivor annuity shall mean an annuity which provides a level monthly benefit to the participant for his or her lifetime, and upon the participant's death, 50 percent of the participant's annuity payment shall be continued to his or her beneficiary for life, where such beneficiary is the participant's spouse as of the annuity starting date.

          For purposes of this Section 3(b) of Appendix A, a participant who is unmarried and wishes to elect an annuity form of payment may elect either the Single Life Annuity or Joint and Survivor Annuity. A participant who is married and wishes to elect an annuity form of payment will receive payment in the form of a Qualified Joint and Survivor Annuity unless the participant waives such form with spousal consent (as defined in
          Section 1.52 of the U.S. Generating Company 401(K) Profit-Sharing Plan, which is incorporated by reference herein) in favor of a Single Life Annuity or Joint and Survivor Annuity.

          The PLAN ADMINISTRATOR shall provide notice to a participant (as described within this Section 3(b) of Appendix A) who wishes to elect an annuity form of payment in accordance with Sections 12.4(d) through (g) of the U.S. Generating Company 401(K) Profit-Sharing Plan, which are incorporated by reference herein.

4.   U.S. GENERATING COMPANY RETIREMENT PLAN

     (a) Notwithstanding the definition of SEVERANCE FROM SERVICE DATE contained in Section 43 of the Plan, a former participant of the U.S. Generating Company Retirement Plan who becomes a participant in the PLAN may retire under the PLAN and receive a distribution of his or her account if he or she is found to be disabled as defined herein. A former participant of the U.S. Generating Company Retirement Plan who becomes a participant in the PLAN shall be deemed to be disabled if, based on competent medical evidence by a licensed physician selected by the PLAN ADMINISTRATOR, such participant, as a result of physical or mental disease or condition, will be permanently incapable of performing his or her usual and customary employment with the EMPLOYER.

     (b) Notwithstanding the provisions of Section 31 of the PLAN for distributions following a separation from service, upon such separation from service (including disability as provided in 4(a) of this Appendix A) a former participant of the U.S. Generating Company Retirement Plan who becomes a participant in the PLAN shall, if the value of his or her account exceeds $5,000, receive distribution in the form of:

          (1) a Qualified Joint and Survivor Annuity as defined herein if such participant is married on the date of distribution (annuity starting date), or

          (2) a Single Life Annuity as defined herein if such participant is unmarried on the date of distribution.

          Notwithstanding the foregoing provisions of this
          Section 4(b) of Appendix A, a participant may, in lieu of such required forms of payment, elect any of the following forms of payment:

          (3)  a lump sum as described in Section 31 of the PLAN;
               or

          (4) substantially uniform annual (or more frequent) cash installments, for which the participant or beneficiary may elect the recalculation rule of CODE Section 401(a)(9)(D), over (i) if the beneficiary is the participant's spouse, a period not to exceed the joint and last survivor life expectancy of the participant and beneficiary, computed using the expected return multiples set forth in Treas. Reg. Section 1.72-9, or (ii) if the beneficiary is not the participant's spouse, a period not to exceed the lesser of the joint and last survivor life expectancy of the participant and beneficiary, computed using the expected return multiples set forth in Treas. Reg. Section 1.72-9, or the period determined under Proposed Treas. Reg. Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of CODE Section 401(a)(9)(g); or

          (5) a Single Life Annuity as defined herein, which shall be purchased with the value of the participant's account.

          (6) a Joint and Survivor Annuity as defined herein, which shall be purchased with the value of the participant's account.

          For purposes of this Section 4(b) of Appendix A,
          (i) a single life annuity shall mean an annuity providing equal monthly payments for the life of the participant with no survivor benefits; (ii) a joint and survivor annuity shall mean an annuity payable for the life of the participant, and if the participant's beneficiary survives the participant, 50 percent, 75 percent or 100 percent of the participant's annuity payment shall be continued to the beneficiary for his or her life;
          (iii) a qualified joint and survivor annuity shall mean an annuity which provides a level monthly benefit to the participant for his or her lifetime, and upon the participant's death, 50 percent of the participant's annuity payment shall be continued to his or her beneficiary for life, where such beneficiary is the participant's spouse as of the annuity starting date.

          For purposes of this Section 4(b) of Appendix A, a participant who is married and wishes to elect a form of payment other than a Qualified Joint and Survivor Annuity may do so only with spousal consent as defined in Section 1.44 of the U.S. Generating Company Retirement Plan, which is incorporated by reference herein.

          The PLAN ADMINISTRATOR shall provide notice to a participant (as described within this Section 3(b) of Appendix A) who wishes to elect an annuity form of payment in accordance with Sections 9.4(b)-(c) of the U.S. Generating Company Retirement Plan, which are incorporated by reference herein.

5.   PG&E ENERGY TRADING PROFIT SHARING PLAN

     (a) Notwithstanding the definition of SEVERANCE FROM SERVICE DATE contained in Section 43 of the Plan, a former participant of the PG&E Energy Trading Profit Sharing Plan who becomes a participant in the PLAN may retire under the PLAN and receive a distribution of his or her account if he or she is found to be totally and permanently disabled as defined herein. A former participant of the PG&E Energy Trading Profit Sharing Plan who becomes a

<PLAN>

          participant in the PLAN shall be
          deemed to be totally and permanently disabled if, based on a physical or mental condition, the participant is rendered incapable of continuing any gainful occupation and such condition constitutes total disability under the federal Social Security Act.

6.   PG&E ENERGY SERVICES RETIREMENT PLAN

     (a) In addition to the form of payment stated in Section 31 of the PLAN for distributions following a separation from service, a former participant of the PG&E Energy Services Retirement Plan who becomes a participant in the PLAN may elect, if the value of his or her account exceeds $5,000, to receive distribution in the form of monthly, quarterly or annual cash installments over a period not to exceed the life expectancy of the participant or the joint and last survivor life expectancy of the participant and his or her beneficiary, with such life expectancy to be computed at the time distribution first commences using the expected return multiples set forth in Tables V and VI of Treas. Reg. Section 1.72-9.

     (b) As a result of the sale of DALEN Resources Corporation to Enserch Exploration, Inc., all active DALEN employees who were participants of the PG&E Energy Services Retirement Plan on the date of sale, June 8, 1998, are inactive participants of this PLAN. Inactive participants may (i) receive investment gains/losses based on the FUNDS elected by the participant; (ii) make investment direction changes among the FUNDS offered; (iii) receive statements; and (iv) receive a distribution either during the window period of June 8, 1995, to December 31, 1997, or at the time of termination of employment with Enserch Exploration, Inc. All active employees who were participants on June 8, 1995, became 100 percent vested on that date.

          I, [                                 ] , do hereby
certify that I am the [Vice President and Corporate Secretary] of PG&E CORPORATION, a corporation organized and existing under the laws of the State of [California], and that the above and foregoing is a full, true and correct copy of the PG&E
CORPORATION   Defined Contribution Plan as the same exists at the
date of this certification.



          WITNESS my hand and the seal of the said corporation
hereunto affixed this           day of






                              [Vice President and Corporate
                              Secretary] of
                              PG&E CORPORATION